EXHIBIT 10.1

                       LOAN AGREEMENT

                           AMONG

                 AIR EVAC SERVICES, INC.,

                  WHITNEY NATIONAL BANK,

              FIRST NATIONAL BANK OF COMMERCE,

                 NATIONSBANK OF TEXAS, N.A.

                            AND

                NATIONSBANK OF TEXAS, N.A.,
                        as the Agent

          Dated Effective as of December 31, 1997





                     TABLE OF CONTENTS

                                                        Page


1.   DEFINITIONS AND ACCOUNTING TERMS                      1
     1.01 Certain Definitions                              1
     1.02 Other Definitional Provisions                   17

2.   THE LOANS                                            18
     2.01 Term Loans                                      18
     2.02 Revolving Credit Loans                          18
     2.03 Borrowing Procedure                             19
     2.04 Rates of Interest                               20
     2.05 Increased Costs - Reserve Requirements, Etc.    21
     2.06 Recapture                                       22
     2.07 Commitment Fees                                 22
     2.08 Payments, Notice of Certain Repayments, and
          Computations                                    22
     2.09 Set-Off, Counterclaims and Taxes                23
     2.10 Termination or Reduction of Commitments         23
     2.11 Application of Proceeds                         23
     2.12 Conversion and Continuation                     23
     2.13 Provisions Relating to LIBOR Loans              24

3.   PREPAYMENT.                                          26
     3.01 Optional Prepayments                            26
     3.02 Mandatory Prepayments                           27

4.   PAYMENTS MADE ON BUSINESS DAYS                       28

5.   REPRESENTATIONS AND WARRANTIES                       28
     5.01 Organization and Qualification                  28
     5.02 Capitalization                                  29
     5.03 Actions Pending                                 29
     5.04 No Default                                      29
     5.05 Warranty of Title; Leases                       29
     5.06 Payment of Taxes                                30
     5.07 Conflicting or Adverse Agreements or Restrictions30
     5.08 Purpose of Borrowings                           30
     5.09 Patents, Etc.                                   30
     5.10 Authorization, Validity, Etc.                   30
     5.11 Franchises, Permits, Etc.                       31
     5.12 Governmental Approvals                          31
     5.13 Description of and Title to Single-Wing Aircraft
          and Engines                                     31
     5.14 Registered Office of Company, Etc.              32
     5.15 Title to Parts and Receivables                  32
     5.16 Section 1110 of Bankruptcy Reform Act of 1978   32
     5.17 Environmental Protection Statutes               32
     5.18 EMTALA                                          33
     5.19 Medicare and Medicaid Programs; Licensure, etc. 33
     5.20 Fraud and Abuse and Stark Law                   34

6.   CONDITIONS OF LENDING                                35
     6.01 Conditions Precedent to this Agreement          35
     6.02 Conditions Precedent to each Borrowing          36

7.   AFFIRMATIVE COVENANTS                                37
     7.01 Financial Statements and Information            37
     7.02 Books and Records                               39
     7.03 General Insurance                               39
     7.04 Maintenance of Property                         39
     7.05 Inspection of Property and Records              39
     7.06 Existence, Laws, Obligations, etc.              39
     7.07 Notification of Defaults                        41
     7.08 Election and Incumbency Certificate             41
     7.09 Registration, Maintenance, Operation, Foreign
          Operations and Marking                          41
     7.10 Insurance with Respect to the Aircraft          43
     7.11 Recording, Etc.                                 45
     7.12 Material Adverse Change                         46
     7.13 Further Assurances                              46
     7.14 Change of Control                               46
     7.15 Location of Parts                               47

8.   NEGATIVE COVENANTS                                   47
     8.01 Limitation on Amendments                        47
     8.02 Restricted Payments                             47
     8.03 Capital Expenditures                            47
     8.04 Intentionally Deleted                           48
     8.05 Liens, Etc                                      48
     8.06 Limitations on Indebtedness for Money Borrowed  49
     8.07 Investments                                     49
     8.08 Nature of Business                              49
     8.09 Stock of Subsidiaries, Merger, Sale of Assets,
          Etc.                                            49
     8.10 Change in Accounting Method                     49
     8.11 Sale of Receivables and Parts                   50
     8.12 Tax Consolidation                               50
     8.13 Chief Executive Office; Registered Office       50
     8.14 Transactions with Affiliates                    50
     8.15 Leasing                                         50
     8.16 Limitation on Amount of Revolving Credit Loans  50
     8.17 Limitation on Prepayments on Funded Indebtedness50
     8.18 Loans and Advances to Other Persons             51
     8.19 Hazardous Materials                             51

9. POSSESSION, USE, VALUATION AND RELEASE OF COLLATERAL; APPLICATION OF PROCEEDS THEREOF; ADDITIONS TO
     COLLATERAL                                           51
     9.01 Possession and Use of Collateral                51
     9.02 Loss, Restriction, Requisition, Etc.            52
     9.03 Valuation of Aircraft, Etc.                     55
     9.04 Protection of Purchasers                        56
     9.05 Other Additions to Collateral; Releases of
          Collateral                                      57

10.  EVENTS OF DEFAULT AND REMEDIES                       58
     10.01 Events of Default                              58
     10.02 Acceleration of Maturity                       61
     10.03 Right of Set-off                               62
     10.04 Sharing of Payments, Etc.                      62
     10.05 Application of Proceeds of Collateral          62

11.  THE AGENT                                            64
     11.01 Appointment of Agent; Authority                64
     11.02 INDEMNIFICATION OF AGENT                       64
     11.03 LIABILITY OF AGENT                             65
     11.04 Independent Credit Decision                    66
     11.05 Agent and Affiliates; Multiple Capacities      66
     11.06 Successor Agent                                66

12.  MISCELLANEOUS                                        67
     12.01 No Waiver; Remedies                            67
     12.02 Amendments, Etc.                               67
     12.03 Duty With Respect to Collateral                67
     12.04 Performance of Company's Covenants             67
     12.05 INDEMNITIES                                    67
     12.06 Notices                                        70
     12.07 Binding Effect                                 71
     12.08 Interest                                       71
     12.09 Survival of Representations and Warranties     72
     12.10 Severability                                   72
     12.11 Descriptive Headings                           72
     12.12 Counterparts                                   72
     12.13 GOVERNING LAW                                  73



Schedule I     Description of Aircraft

Schedule II    Liens of the Company and the Subsidiaries
               Existing on December 31, 1997


Exhibit A-1    Form of Term Note
Exhibit A-2    Form of Revolving Credit Note
Exhibit B      Subsidiaries
Exhibit C      Form of Borrowing Base Certificate
Exhibit D-1    Form of Opinion of Locke Purnell Rain Harrell
                 (A Professional Corporation)
Exhibit D-2    Form of Opinion of Correro, Fishman, Haygood,
                 Phelps, Weiss, Walmsley & Casteix, L.L.P.
Exhibit D-3    Form of Opinion of Lytle, Soule & Curlee
Exhibit E      Form  of  Officer's Certificate as to  Release  of
                 Collateral

                       LOAN AGREEMENT


          THIS LOAN AGREEMENT, dated as of December 31, 1997, (the "Effective Date"), by and among AIR EVAC SERVICES, INC., a Louisiana corporation (hereinafter referred to as the "Company"), NATIONSBANK OF TEXAS, N.A. ("NationsBank"), WHITNEY NATIONAL BANK ("Whitney") and FIRST NATIONAL BANK OF COMMERCE ("FNBC") (hereinafter individually referred to as a "Bank" and collectively referred to as the "Banks") and NationsBank, as agent for the Creditors (as hereinafter defined) under this Agreement (hereinafter in such capacity referred to as the "Agent"),

                    W I T N E S S E T H:

          WHEREAS, the Company has requested the Banks to furnish the extensions of credit provided for herein, which shall be used by the Company (a) to finance (i) the purchase of certain assets and properties relating to an air medical transport business (the "Business") operated by Samaritan Health System, an Arizona non-profit corporation ("Samaritan"), pursuant to the Acquisition Agreement (hereinafter defined) and (ii) working capital needs and (b) for general corporate purposes.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:


1.   DEFINITIONS AND ACCOUNTING TERMS.

     1.1 Certain Definitions. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural form of the terms defined).

          "Acquisition  Agreement" shall mean  that  certain
Asset Purchase Agreement between Samaritan and the Company, dated as of December 15, 1997, as the same may be amended from time to time.

          "Affiliate" shall mean a person (other than the Company) which directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company or any Subsidiary, which beneficially owns or holds 5% or more of the shares of any class of Voting Stock of the Company or any Subsidiary or 5% or more of the shares of any class of Voting Stock of which is beneficially owned or held by the Company or any Subsidiary. "Control" shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of Voting Stock, by contract or otherwise.

          "Agent" shall have the meaning given such term in the introductory paragraph of this Agreement.

          "Agreement" shall mean this Loan Agreement, as the same may be amended, supplemented, extended, restated or otherwise modified from time to time.

          "Aircraft" shall mean the 6 fixed-wing aircraft described in Schedule I of this Agreement, together with all aircraft engines, airframes, propellers, rotors, appliances, instruments, mechanisms, equipment (including communications equipment), parts, apparatus, appurtenances and accessories (including without limitation property which consists of, or which may from time to time hereafter consist of, one or more aircraft engines of 750 or more rated takeoff horsepower or the equivalent of that horsepower, and one or more propellers capable of absorbing 750 or more rated takeoff shaft horsepower) now or from time to time hereafter incorporated or installed in or attached or appertaining to one or more of said fixed-wing aircraft, in each case so long as the same shall be subject or required or intended to be subject to the Security Interest, including without limitation those aircraft engines described in Schedule I of this Agreement, and shall include any fixed-wing aircraft or other Aviation Units from time to time hereafter owned by the Company and subject or required or intended to be subject to the Security Interest, together with all aircraft engines, airframes, propellers, rotors, appliances, instruments, mechanisms, equipment (including communications equipment), parts, apparatus, appurtenances and accessories (including property which consists of, or which may from time to time hereafter consist of, one or more aircraft engines of 750 or more rated takeoff horsepower or the equivalent of that horsepower, and one or more propellers capable of absorbing 750 or more rated takeoff shaft horsepower) from time to time incorporated or installed in or attached or appertaining to any thereof and subject or required or intended to be subject to the Security Interest.

          "Aircraft Registry" shall mean the Federal Aviation Administration Aircraft Registry located in Oklahoma City, Oklahoma, or such different office or location of said Registry, or the office of any successor to said Registry, as may be duly designated by the Secretary of Transportation (or his successor or designee) for receipt and recording of "conveyances" (as defined in the Federal Aviation Act) to preserve and protect their validity as against, and to publish notice to, third parties.

          "Applicable Margin" shall mean, at the time of any determination thereof, for purposes of all Loans, the margin of interest over the Prime Rate or the LIBOR Rate, as the case may be, which is applicable at the time of any determination of interest rates under this Agreement, which Applicable Margin shall be subject to adjustment (upwards or downwards, as appropriate) based on the Leverage Ratio, as follows:


                        Applicable Margin   Applicable Margin
     Leverage Ratio       for Prime Rate     for LIBOR Loans
                              Loans

   Greater than 4.75        0.500%             1.500%

   Less than or equal
   to 4.75 to 1.00 but      0.000%             1.375%
   greater than 4.50
   to 1.00

   Less than or equal
   to 4.50 to 1.00 but      0.000%             1.250%
   greater than 4.25
   to 1.00

   Less than or equal
   to 4.25 to 1.00 but      0.000%             1.125%
   greater than 4.00
   to 1.00

   Less than or equal       0.000%             1.000%
   to 4.00


     For the purposes of this definition, the Applicable Margin shall be determined as at the end of each of the first three quarterly periods of each fiscal year of PHI and as at the end of each fiscal year of PHI, based on the relevant financial statements delivered pursuant to the PHI Loan Agreement; changes in the Applicable Margin shall become effective on the date which is the earlier of (i) two Business Days after the date the Agent receives such financial statements and (ii) the 60th day after the end of each of the first three quarterly periods of each fiscal year or the 120th day after the end of each fiscal year, as the case may be, and shall remain in effect until the next change to be effected pursuant to this definition; provided, that
     (a) until the first such financial statements are delivered after the date hereof, the Applicable Margin shall be determined by reference to the last Officers' Certificate delivered to the Agent by PHI pursuant to the PHI Loan Agreement pursuant to Section 7.01(f) thereof and (b) if any financial statements referred to above are not delivered within the time periods specified above, then, for the period from and including the date on which such financial statements are required to be delivered under the PHI Loan Agreement, to but not including the date on which such financial statements are delivered, the Applicable Margin as at the end of the fiscal period that would have been covered thereby shall be deemed to be the Applicable Margin which would be applicable when the Leverage Ratio is greater than 4.75 to 1.00.

          "Applicable Prime Rate" means a fluctuating rate per annum (based on a year of 365 or 366 days, as the case may be, and actual days elapsed) equal to the sum of the Prime Rate plus the Applicable Margin.

          "Appraised Value" shall mean (i) with respect to any of the Aircraft that shall at the time be new or not more than one year old, the purchase price thereof, as certified by the Company in Officers' Certificates delivered to the Agent and the Banks at the times and under the circumstances contemplated by this Agreement and (ii) with respect to any of the Aircraft that shall at the time be more than one year old, the purchase price thereof that would be agreed to in an arm's-length transaction between an informed and willing buyer-user (other than a user currently in possession or a used equipment or scrap dealer) and an informed and willing seller under no compulsion to sell or lease (the costs of removal from the location of current use being deductions from such value), as specified by the Independent Appraiser (after consultation with the Company and after such physical inspection, if any, of such Aircraft as the Independent Appraiser shall deem to be necessary or appropriate) in written opinions addressed and delivered to the Agent and the Banks at the times and under the circumstances contemplated by this Agreement. For the purpose of determining whether clause (i) or (ii) of the first sentence of this definition of "Appraised Value" shall apply to any particular Aircraft, the Aircraft in question shall be deemed to be one year old upon the expiration of one year from the delivery by the original manufacturer to, and acceptance by, the first user thereof (or the person anticipated to be the first user thereof), whether or not the Company shall have been such first user or other person. For the purpose of determining the "Appraised Value" of any Aircraft that shall be new or not more than one year old, the term "purchase price" with respect thereto shall mean the actual purchase price thereof that shall appear on the invoice issued by the manufacturer of said Aircraft and by the manufacturer or distributor of any instruments or other equipment added thereto after the date of the invoice issued by the manufacturer of said Aircraft (excluding, however, any freight or transportation charges, erection costs or other charges or costs that do not reflect the price of materials and components used in the manufacture of said Aircraft or instruments or equipment, whether or not such charges or costs shall be separately stated on the invoice).

          "Appropriate Actions" shall mean, with respect to the inclusion of an Aviation Unit in the Security Interest,
(a) filing or causing to be filed a proper bill or bills of sale covering said Aviation Unit (on FAA Form 8050-2, "Aircraft Bill of Sale", or on any other appropriate form) in the Aircraft Registry and in any other public office necessary for full compliance by the Company with the terms hereof; (b) causing said Aviation Unit to be free and clear of all Liens (other than Permitted Liens), making the appropriate filings, registrations and recordings (including the filing of FAA Form 8050-41 and any appropriate termination statements or releases) necessary to release any existing Liens of record and otherwise causing said Aviation Unit to be in full compliance with all the terms and provisions of this Agreement with the same effect as if the same were a portion of the original Aircraft described in this Agreement; (c) executing and delivering any registration, recordation or filing documents and any other appropriate security documentation as the Agent or any Creditor through the Agent may request for the purpose of describing said Aviation Unit (including all aircraft engines, airframes, propellers, rotors, appliances, instruments, mechanisms, equipment (including communications equipment), parts, apparatus, appurtenances and accessories) in reasonable detail, and expressly and specifically subjecting the same to the Security Interest; (d) delivering or causing to be delivered to the Agent and each Creditor an opinion of counsel (dated the date of the filing for recordation in the Aircraft Registry of the security documentation referred to in clause (c) above) to the effect that the Company has good and marketable title to said Aviation Unit free of all Liens (other than Permitted Liens) and that said Aviation Unit has been duly subjected to the Security Interest and constitutes a portion of the Collateral; and (e) delivering to the Agent and each Creditor an Officers' Certificate certifying that the Company is in full compliance with all provisions of this Agreement with respect to the same.

          "Available PHI Borrowing Base" shall mean at any time an amount equal to the difference between (a) the Borrowing Base (as such term is defined in the PHI Loan Agreement) under the PHI Loan Agreement, minus (b) the sum of (i) the then aggregate outstanding principal amount of all Revolving Credit Loans (as such term is defined under the PHI Loan Agreement) under the PHI Loan Agreement, plus
(ii) the aggregate amount of Permitted Letter of Credit Amounts (as such term is defined under the PHI Loan Agreement) under the PHI Loan Agreement.

          "Aviation Unit" shall mean any engine-powered device that is owned by the Company and is used or intended to be used for flight in the air and shall include within each such device all aircraft engines, airframes, propellers, rotors, appliances, instruments, mechanisms, equipment (including without limitation communications equipment), parts, apparatus, appurtenances and accessories from time to time incorporated or installed therein or attached or appertaining thereto.

          "Bank" and "Banks" shall have the meanings given such terms in the introductory paragraph of this Agreement.

          "Borrowing" shall mean a Term Loan Borrowing or a Revolving Credit Borrowing.

          "Borrowing Base" shall mean at any time an amount equal to (a) (i) 50% of the amount of Eligible Receivables, plus (ii) 50% of the Appraised Value of the Aircraft, plus
(iii) 50% of the value of Eligible Parts (valued at the lower of average cost or market), in which each of the Creditors shall have a valid equal and ratable perfected first priority Security Interest, pursuant to the Security Documents, minus (b) the aggregate principal amount of the Term Loans, at the time of such determination.

          "Borrowing   Base  Certificate"  shall   mean   an
Officers' Certificate in the form of Exhibit C attached hereto and made a part hereof, with the blanks appropriately completed.

          "Borrowing Date" shall mean, with respect to a Borrowing, the date designated in a Notice of Borrowing with respect thereto upon which the proceeds of such Borrowing are to be paid or delivered to the Company.

          "Business" shall have the meaning given such term in the introductory paragraph of this Agreement.

          "Business Day" shall mean (a) for all purposes other than as provided in clause (b) below, any day other than a Saturday, Sunday or other day on which banking institutions in Dallas, Texas or New Orleans, Louisiana are permitted or required by law or executive order to be closed and (b) with respect to all notices and determinations in connection with any borrowings consisting of payments of principal and interest in respect of LIBOR Loans, any day that is a Business Day described in clause (a) above and that is also a day for trading between prime banks in the London interbank market.

          "Capital Lease" shall mean with respect to any person any lease which should, in accordance with generally accepted accounting principles, be required to be capitalized on a balance sheet of the lessee or, if not so capitalized, for which the amounts of the asset and liability (had such lease been capitalized) be required to be disclosed in a note to such a balance sheet.

          "CERCLA" shall have the meaning given in the definition of "Environmental Protection Statute."

          "Code"  shall  mean the Internal Revenue  Code  of
1986,   as   amended,   and   all  regulations   promulgated
thereunder.

          "Collateral" shall mean (a) the Aircraft, including all substitutions, renewals and replacements of any portion thereof and all additions, improvements, accessions and accumulations to any portion thereof, whether now owned or held or hereafter acquired or now or from time to time hereinafter incorporated or installed in or attached or appertaining to any portion of the Aircraft (whether or not the same shall be or remain incorporated or installed in or attached to any portion of such property), whether now owned or held or hereafter acquired, (b) the Receivables of the Company, (c) the Parts, (d) all estates, rights, power and privileges of the Company, whether now held or enjoyed or hereafter acquired, in respect of any of the foregoing, but specifically excluding licenses and permits that cannot be encumbered or assigned under applicable law, and (e) any and all proceeds of the conversion, voluntary or involuntary, of any portion of the property now or from time to time hereafter subject or required or intended to be subject to the Security Interest, into cash, negotiable instruments or other instruments for the payment of money, chattel paper, security agreements, documents, liquidated claims or any other form of proceeds, including proceeds of insurance and of any governmental takings, subject, however, to the further provisions of this Agreement and the Security Documents (it being understood and agreed that the inclusion of proceeds in the Collateral does not authorize the Company to sell, dispose of or otherwise use the Collateral in a manner that is not expressly permitted by this Agreement or the Security Documents).

          "Commitment" shall mean for each Bank, that Bank's
Ratable Share of $5,000,000, as such amount is reduced from time to time pursuant to Section 2.10 and Section 3.02.

          "Commitment Fee" means a fee payable by the Company pursuant to Subsection 2.07(a) in the amount of 0.375% (based on a year of 365 or 366 days, as the case may be, and actual days elapsed) on the daily average unused amounts of the Commitments.

          "Company" shall have the meaning given such term in the introductory paragraph of this Agreement.

          "Consolidated Subsidiary" or "Consolidated Subsidiaries" shall mean a Subsidiary or Subsidiaries, respectively, whose financial statements are prepared on a consolidated basis with those of the Company in accordance with generally accepted accounting principles.

          "Conversion Date" shall mean October 31, 1999.

          "Creditors" shall mean the Banks.

          "Default" shall mean any of the events specified in Subsections 10.01(a) through 10.01(o), whether or not any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act has been satisfied.

          "Direct Expenses" shall mean all expenses incurred by the Company and the Consolidated Subsidiaries in the operation of their respective single-wing aircraft fleets determined in accordance with generally accepted accounting principles consistently applied excluding (a) depreciation and amortization, (b) lease rental expense arising under Operating Leases, (c) general and administrative expenses,
(d)   interest   expense  and  (e)   profit   sharing   plan
contributions.

          "Dollars" and "$" shall mean lawful currency of the United States of America.

          "Effective Date" shall have the meaning given such term in the introductory paragraph of this Agreement.

          "Eligible Parts" shall mean all Parts on the books of account of the Company on the date any determination is made, located within the State of Arizona, and in which the Agent shall have a perfected first priority security interest for the benefit of the Creditors.

          "Eligible Receivables" shall mean Receivables of the Company carried on its books of account which, on the date as of which the determination is being made (a) arose in the ordinary course of business, (b) arose from the sale or lease of goods or performance of services by the Company,
(c) are evidenced by an "Invoice" (i.e., an invoice, shipping order or similar writing) dated no later than the last day of the calendar month in which the sale or lease of goods or performance of services occurred, and which Invoice provides for payment within 30 days or less from the date of such Invoice, (d) are not subject to set-off, counterclaim or defense, (e) are not more than 210 days old, (f) are payable by persons other than any person who is an officer or a director of the Company or an officer or director of an Affiliate, (g) are not payable by the United States of America or any agency or department thereof, provided, however, that Receivables owing by the United States of America or any agency or department thereof to the Company shall not be so excluded if (i) such Receivables are assignable under the Assignment of Claims Act of 1940 as amended, and in effect from time to time, and all regulations issued pursuant thereto (the "Act"), or if a valid security interest therein may be created under all other applicable laws and regulations, including, without limitation, those applicable to Government Receivables, (ii) Agent receives appropriate documentation, in form and substance satisfactory to the Agent for the ratable benefit of the Banks and under the other loan documents in compliance with the notification and other provisions for assignment set forth in such Act and other laws and regulations, and (iii) agreement, acknowledgment and consent to such assignment by the appropriate contracting agent(s), disbursing agent(s), if any, and surety(ies) upon the bond(s), if any, and (h) does not by its terms prohibit the assignment thereof or require the consent of the obligor thereon to any assignment thereof; provided, however, Receivables of the Company due from persons who are Affiliates or persons located outside the United States shall not constitute in the aggregate more than 10% of the Eligible Receivables; and further, provided, that if any Receivable of the Company is more than 210 days old, upon receipt by the Company of a notice from the Agent, acting at the request of the Majority Banks, specifying that no Receivables of the Company due from the obligor of such
Receivable  be included as an Eligible Receivable,  no  such
Receivable of the Company shall be included as an Eligible Receivable unless the prior written consent of the Majority Banks is obtained. For purposes of this Agreement, a Receivable is 210 days old on the 210th day after the date of the Invoice evidencing such Receivable, and the age of any other Receivable is likewise the number of days since the date of its Invoice.

          "Environmental Protection Statute" means (a) the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (as amended by the Superfund
Amendments  and  Reauthorization Act of  1986,  42  U.S.C.A.
  9601 et seq.), as amended from time to time, and any and all rules and regulations issued or promulgated thereunder ("CERCLA"); (b) the Resource Conservation and Recovery Act, (as amended by the Hazardous and Solid Waste Amendment of 1984, 42 U.S.C.A. 6901 et seq.), as amended from time to time, and any and all rules and regulations promulgated thereunder ("RCRA"); (c) the Clean Air Act, 42 U.S.C.A.
  7401  et seq., as amended from time to time, and  any  and all rules and regulations promulgated thereunder; (d) the Clean Water Act of 1977, 33 U.S.C.A. 1251 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; (e) the Toxic Substances Control Act, 15 U.S.C.A. 2601 et seq., as amended from time to time, and any and all rules and regulations promulgated thereunder; or (f) any other federal or state law, statute, rule, or regulation enacted in connection with or relating to the protection or regulation of the environment (including, without limitation, those laws, statutes, rules, and regulations regulating the disposal, removal, production, storing, refining, handling, transferring, processing, or transporting of Hazardous Materials) and any rules and regulations issued or promulgated in connection with any of the foregoing by any governmental authority, and "Environmental Protection Statutes" means each of the foregoing.

          "ERISA" shall mean the Employee Retirement  Income
Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" shall mean PHI, any PHI Subsidiary and any trade or business (whether or not incorporated) which is a member of a group of which the Company is a member and which is under common control within the meaning of Section 414 of the Code (such rules and regulations shall also be deemed to apply to foreign corporations and entities).

          "Event of Default" shall mean any of the events specified in Subsections 10.01(a) through 10.01(o), provided that there has been satisfied any requirement in connection with such event for the giving of notice, or the lapse of time, or the happening of any further condition, event or act.

          "Event of Loss" shall mean any of the following events: (a) the total destruction of any single-wing aircraft or other Aviation Unit constituting a portion of the Aircraft, or damage thereto to an extent which, in the opinion of the Company (as evidenced by an Officers' Certificate to such effect delivered to the Agent with a copy to each Bank, together with, if requested by any Bank, a certificate of the Independent Appraiser addressed and delivered to the Agent with a copy to each Bank), shall render repair impracticable or uneconomical; or (b) the condemnation, confiscation, theft or seizure of, or the requisition of title to or use of, any such single-wing aircraft or other Aviation Unit constituting a portion of the Aircraft, or any portion thereof, as shall result in the loss of use or possession of such single-wing aircraft or other Aviation Unit by the Company for a period of 90 days or longer.

          "Federal  Aviation  Act" shall  mean  the  Federal
Aviation Act of 1958, as amended and in effect at the particular time, or comparable provisions of any successor statute.

          "FNBC" shall have the meaning given such term in the introductory paragraph of this Agreement.

          "Funded Indebtedness" shall mean, with respect to any person, all Indebtedness for Money Borrowed of such person which has a final maturity (or, pursuant to the terms of the agreement under which it has been issued, an anticipated maturity) more than one year after the date of creation thereof (or which is renewable or extendible at the option of the obligor for more than one year from the date of creation thereof), and shall include the obligation of such person to make payments in respect thereof required to be made less than one year after the date of creation thereof, notwithstanding the fact that the obligation of such person to make such payments may at the time also be included in current liabilities under generally accepted accounting principles.

          "Government Receivables" shall mean Receivables now or hereafter owing from the United States or from State
Medicaid programs.

          "Guaranty" shall mean, with respect to any person, without duplication for such person, all obligations of such person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other person (the "primary obligor") in any manner, whether directly or indirectly, including obligations incurred through an agreement, contingent or otherwise, by such person (a) to purchase such Indebtedness or obligation or any property or assets constituting security therefor, (b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation or (ii) to maintain working capital or equity capital, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of such Indebtedness or obligation or (d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof; provided, however, that, with respect to the Company, the term "Guaranty" shall not be construed to include obligations of the Company under provisions of any flight service agreement between the Company and a customer whereby the Company indemnifies such customer against tort claims for injury to persons or loss of property arising thereunder, or against contract claims where the maximum amount of the Company's liability is not indicated (whether directly or by implication).

          "Guaranty Agreement" shall mean that certain Guaranty Agreement, of even date herewith, executed by PHI, as guarantor, in favor of the Agent for the benefit of the Banks, guaranteeing the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Company to the Agent and the Banks, in form and substance satisfactory to the Banks.

          "Hazardous Materials" shall mean (a) any "hazardous waste" as defined by RCRA, (b) any "hazardous substance" as defined by CERCLA, (c) asbestos,
(d) polychlorinated biphenyls, (e) any substance the presence of which on any of the Company's or any of the Subsidiaries' properties is prohibited by any government, board, court, agency, or political subdivision thereof, and
(f) any other substance which requires special handling pursuant to any Environmental Protection Statute.

          "Highest Lawful Rate" shall mean, as of a particular date and with respect to any Bank, the maximum nonusurious interest rate that may under applicable Federal and Texas law then be contracted for, charged, received, taken or reserved by such Bank in connection with the Borrowings.

          "Indebtedness" shall mean, with respect to any person, all items (other than capital stock and surplus) which, in accordance with generally accepted accounting principles consistently applied, would be shown on the liability side of a balance sheet of such person as of the date on which Indebtedness is to be determined. Except as otherwise agreed in writing by the Majority Banks, "Indebtedness" shall also mean, whether or not so reflected,
(a) all debt, obligations and liabilities secured by any Lien existing on property owned by such person if such property shall be subject to such Lien, whether or not the debt, obligations or liabilities secured thereby shall have been assumed; (b) all obligations of such person under any lease which is a Capital Lease or any lease which, whether or not such lease is a Capital Lease, contains terms that require the payment of lease rentals whether or not the property leased thereunder shall exist or can be used for the purpose for which it shall have been leased, or provide for a termination payment calculated to be sufficient to retire any debt, obligations or liabilities secured by a Lien on such lease or on the property leased thereunder; (c) all Guaranties by such person; (d) all obligations of such person to purchase any materials, supplies or other property, or to obtain the services of any other person, if the relevant contract or other related document requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether or not delivery of such materials, supplies or other property is ever made or tendered or such services are ever performed or tendered; and (e) all obligations of such person (contingent or direct) in respect of letters of credit issued for the account of such person or other extensions of credit to such person.

          "Indebtedness for Money Borrowed" shall mean, with respect to any person, all Indebtedness of such person (a) in respect of money borrowed or evidenced by a promissory note, debenture or other like written obligation to pay money, (b) in respect of letters of credit issued for the account of such person or other extensions of credit to such person, (c) in respect of obligations under any lease of
Aviation Units which is a Capital Lease or any lease of Aviation Units which, whether or not such lease is a Capital Lease, contains terms that require the payment of lease rentals whether or not the property leased thereunder shall exist or can be used for the purpose for which it shall have been leased, or provide for a termination payment calculated to be sufficient to retire any debt, obligations or liabilities secured by a Lien on such lease or on the property leased thereunder, (d) representing all or part of the purchase price of any assets acquired by such person, other than any such purchase price payable to a trade creditor in the ordinary course of business the full payment of which may be deferred for a period customary in the particular trade (but in any event not exceeding 60 days) and which is not rendered delinquent by nonpayment before the expiration of such period and (e) in respect of obligations of such person to purchase any Aviation Units if the relevant contract or other related document requires that payment for such Aviation Units shall be made regardless of whether or not delivery of such Aviation Units is ever made or tendered.

          "Independent Appraiser" shall mean (a) Air Associates, Inc., so long as the same shall not be an Affiliate or have as an officer or director any Affiliate, an officer or director of the Company or an officer, director or partner of any Affiliate, or (b) such other person who or which is neither an Affiliate, an officer or director of the Company nor an officer, director or partner of any Affiliate and which, if other than an individual, does not have as an officer, director or partner any Affiliate, an officer or director of the Company or an officer, director or partner of any Affiliate, if the same shall have been selected by the Company and shall be acceptable to the Majority Banks; provided, however, that the Majority Banks may for cause shown at any time and from time to time remove any person serving as the Independent Appraiser hereunder by an instrument in writing delivered to the Company, such removal to become effective at the time
(which shall be after the date of delivery of such instrument to the Company) designated in such instrument.

          "Interest Payment Date" shall have the meaning set forth in Section 2.04.

          "Investment Securities" shall mean direct certificated obligations of the United States Government maturing within three months of issue, or such other certificated obligations of, or guaranteed by, the United States Government which are acceptable to the Banks.

          "Letter Agreement" shall mean that certain letter agreement, dated December 31, 1997, among the Company, the Banks and the Agent relating to the Term Loan.

          "Leverage Ratio" shall have the meaning set forth in the PHI Loan Agreement.

          "LIBOR" means, with respect to any Rate Period relating to a LIBOR Loan, a per annum rate equal to the annual rate of interest determined by the Agent two Business Days prior to the first day of such Rate Period to be the annual rate of interest at which deposits in Dollars and in an amount substantially equal to such LIBOR Loan are offered by the principal office of the Agent to prime banks in the London interbank market for such Rate Period.

          "LIBOR Interest Payment Date" shall have the meaning set forth in Section 2.04.

          "LIBOR Loan" means the outstanding principal amount of any Loan that, during the Rate Period relating thereto, bears interest at the lesser of (i) the LIBOR Rate applicable during such Rate Period, and (ii) the Highest Lawful Rate in effect from time to time during such Rate Period.

          "LIBOR Rate" means, with respect to any Rate Period, a per annum rate equal to the sum of (i) (x) LIBOR for such Rate Period divided by (y) 100% minus the LIBOR Reserve Percentage, and (ii) the Applicable Margin which is applicable two Business Days prior to the first day of such Rate Period.

          "LIBOR Reserve Percentage" means, with respect to any Rate Period, the percentage determined by the Agent to be the reserve requirement in effect for the Agent from time to time during such Rate Period, including any basic, supplemental and emergency reserves (expressed as a percentage) applicable to a member bank of the Federal Reserve System in respect of "eurocurrency liabilities" under Regulation D of the Board of Governors of the Federal Reserve System.

          "Lien" shall mean any interest in property securing an obligation owed to, or a claim by, any person other than the owner of the property, whether such interest shall be based on the common law, statute or contract, and including the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes. "Lien" shall also include reservations, exceptions, encroachments, easements, rights-of-way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting property. For the purposes of this Agreement, the Company or any Subsidiary, as the case may be, shall be deemed to be the owner of any property which it shall have acquired or shall hold subject to a conditional sale agreement or other arrangement pursuant to which title to the property shall have been retained by or vested in some other person for security purposes.

          "Loans"   shall  mean  the  Term  Loans  and   the
Revolving Credit Loans.

          "Majority Banks" shall mean, as of the date of determination thereof, Banks holding 100% of the Ratable
Shares.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA, Section 414 of the Code or Section 3(37) of ERISA (or any similar type of plan established or regulated under the laws of any foreign country) to which the Company or any ERISA Affiliate is making or accruing, or has made or accrued an obligation to make, contributions.

          "Multiple Employer Plan" shall mean any employer benefit plan within the meaning of Section 3(3) of ERISA, other than a Multiemployer Plan, subject to Title IV of ERISA, to which the Company or any ERISA Affiliate and an employer other than an ERISA Affiliate or the Company contribute.

          "Note"  shall  mean  a Term Note  or  a  Revolving
Credit Note.

          "Notice of Borrowing" shall have the meaning given such term in Section 2.03.

          "Notice of Conversion or Continuation" shall have the meaning set forth in Subsection 2.12(b).

          "Notice of Election" shall have the meaning given such term in Subsection 9.02(a).

          "Office of the Agent" shall mean the office of the Agent located at 901 Main Street, Dallas, Texas 75201, or at such other office of the Agent as the Agent may from time to time specify in a notice to the parties hereto.

          "Officers' Certificate" shall mean a certificate signed in the name of the Company by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President and by any other Vice President, the Treasurer, the Secretary or any Assistant Secretary or Assistant Treasurer of the Company.

          "Operating Lease" shall mean any lease other than a Capital Lease.

          "Overadvance Amount" shall have the meaning given such term in Section 8.16.

          "Parts" shall mean, until installed in any Aviation Unit, all aircraft engines, propellers, rotors, appliances, tires, airframes, spare parts, radios and other communication equipment together with all other aircraft appliances, instruments, mechanisms, apparatus, appurtenances, accessories and parts or components thereof, of the Company wherever maintained, now or hereafter existing, whether acquired by purchase or otherwise and whether held by the Company for use in its business or held by the Company for sale or lease or to be furnished by the Company under contracts of service, and all proceeds and products thereof and accessories thereto.

          "PBGC"  shall  mean the Pension  Benefit  Guaranty
Corporation or any successor thereto.

          "PBGC  Plan"  shall  mean  any  Plan  subject   to
Title IV of ERISA.

          "Permitted Liens" shall have the meaning set forth in Section 8.05.

          "person"  shall  mean an individual,  partnership,
corporation,   trust,  unincorporated  organization   or   a
government or any department or agency thereof.

          "PHI"  shall mean Petroleum Helicopters,  Inc.,  a
Louisiana corporation.

          "PHI Loan Agreement" shall mean that certain Amended and Restated Loan Agreement, originally dated as of January 31, 1986, amended and restated in its entirety as of March 31, 1997, among Petroleum Helicopters, Inc., Whitney National Bank, First National Bank of Commerce, NationsBank of Texas, N.A. and NationsBank of Texas, N.A., as the agent, and as the same may from time to time be amended in accordance with the provisions thereof.

          "PHI Subsidiary" shall mean any Subsidiary (as such term is defined in the PHI Loan Agreement) other than the Company or a Subsidiary of the Company.

          "Prime Rate" shall mean a fluctuating rate per annum (based on a year of 365 or 366 days, as the case may be, and actual days elapsed) equal on any given day to the prime rate most recently announced by the Agent, which Prime Rate shall automatically fluctuate, without special notice to the Company or any other person, upward and downward as and in the amount by which such prime rate shall fluctuate. The Prime Rate is set by the Agent as a general reference rate of interest, taking into account such factors as the Agent may deem appropriate. The Prime Rate is not necessarily the lowest or best rate actually charged to any customer, and such rate may not correspond with future increases or decreases in interest rates charged by other lenders or market rates in general. The Agent and any of the Banks may make various business or other loans at rates of interest having no relationship to the Prime Rate. Without notice to the Company or any other person, the Prime Rate shall change automatically from time to time, as determined by the Agent, subject always to limitation to the Highest Lawful Rate.

          "Prime Rate Interest Payment Date" shall have the meaning set forth in Section 2.04.

          "Prime Rate Loan" means the outstanding principal amount of any Loan that bears interest at the lesser of
(i)  the  Applicable Prime Rate and (ii) the Highest  Lawful
Rate in effect from time to time.

          "Ratable  Share"  shall  mean,  in  the  case   of
NationsBank, 37.5%, in the case of Whitney, 37.5%, and in the case of FNBC, 25%.

          "Rate Period" means with respect to any LIBOR Loan, the period commencing on the date of Borrowing applicable to such LIBOR Loan under Section 2.03 (or with respect to the outstanding principal amount of any Loan that is to be converted to, or continued as, a LIBOR Loan, the date of such conversion or continuation) and ending 1, 2, 3, 4, 6, 9 or 12 months thereafter, as the Company may specify in the Request for Borrowing or the Notice of Conversion or Continuation, as the case may be;

          provided, all of the foregoing provisions relating to Rate Periods are subject to the following:

          (1) if any Rate Period would otherwise end on a day that is not a Business Day, such Rate Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Rate Period into another calendar month in which event such Rate Period shall end on the immediately preceding Business Day;

          (2)   any Rate Period that would otherwise  extend
     beyond   the   Termination  Date  shall  end   on   the
     Termination Date;

          (3) any Rate Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Rate Period) shall end on the last Business Day of a calendar month;

          (4) the Company shall use reasonable efforts to select Rate Periods so as not to require a payment or prepayment of any LIBOR Loan during a Rate Period for such Loan;

          (5) the early termination provisions set forth in Subsection 2.13(e); and

          (6) the Company may not select any Rate Period which ends after any quarterly payment of principal pursuant to Section 2.01(b) or Section 2.02(b) unless, after giving effect to such selection, the Company would be able to make such payment without violation of the next to the last sentence of Subsection 3.01(b).

          "RCRA"  shall  have  the  meaning  given  in   the
definition of "Environmental Protection Statute".

          "Receivables" shall mean, with respect to any person, all Indebtedness presently existing or hereafter owing to such person in connection with such person's business, profession, occupation or undertaking, including, but not limited to the sale of goods or the performance of services or the leasing of property, together with all proceeds thereof; excluding, however any Indebtedness due to or arising out of claims in tort and Indebtedness evidenced by a promissory note or a negotiable instrument.

          "Reportable Event" shall have the meaning assigned to that term in Section 4043 (excluding Subsection (b)(7) and (b)(9)) of ERISA.

          "Request for Borrowing" shall have the meaning given such term in Section 6.02.

          "Responsible  Officer"  means  any   Senior   Vice
President within the Southwest Corporate Division of the Agent.

          "Restricted Payment" shall mean any payment in cash, property or other assets upon or in respect of any shares of any class of capital stock of the Company, including payments as dividends and payments for the purpose of purchasing, retiring or redeeming any such shares of stock (or any warrants or options evidencing a right to purchase any such shares of stock) or making any other distribution in respect of any such shares of stock, excluding, however, (a) any dividends payable solely in common stock of the Company, (b) any dividends on the Series A Cumulative Accruing Pay-in-Kind Preferred Stock of the Company payable solely in other shares of the same series of preferred stock of the Company, and (c) any stock split whereby the issued shares of any existing class or series of common stock or preferred stock of the Company are changed into a greater or smaller number of shares of the same class or series and no other consideration is distributed to shareholders; provided, however, that the amount of any Restricted Payment in the nature of a dividend declared or other payment or distribution made in property other than cash shall be deemed to be the greater of net book value or fair market value of such property at the time of declaration (in the case of dividends) or, in other cases, at the time of payment or distribution, as the case may be.

          "Revolving   Credit  Borrowing"   shall   mean   a
borrowing consisting of a simultaneous Revolving Credit Loan from each Bank.

          "Revolving Credit Loan" shall have the meaning given such term in Subsection 2.02(a).

          "Revolving Credit Note" shall mean a note, substantially in the form attached hereto as Exhibit A-2, evidencing the Revolving Credit Loans made by a Bank, including all renewals, extensions, modifications, amendments, rearrangements and replacements thereof.

          "Revolving Credit Termination Date" shall have the meaning given such term in Subsection 2.02(b).

          "Samaritan" shall have the meaning given such term in the introductory paragraph of this Agreement.

          "Security Agreement" shall mean that certain Security Agreement, of even date herewith, executed by the Company, as grantor, to Agent, as Secured Party, for the equal and ratable benefit of itself, Whitney and FNBC covering all of the Collateral (as defined therein) then existing or thereafter acquired, wherever located, together with any and all supplements, modifications or amendments thereto or restatements thereof.

          "Security Documents" shall mean the Security Agreement, the Guaranty Agreement and all other documents, agreements, instruments, financing statements, financing statement changes and continuation statements heretofore, now or hereafter executed or delivered by any person in connection with, or as security for the payment of the Loans.

          "Security Interest" means, with reference to the Collateral (or any portion thereof), mortgages, liens, security interests, charges or other encumbrances created by the Company in favor of the Banks and held by the Agent for their equal and ratable benefit pursuant to the Security Documents.

          "Services  Agreement" means that certain  Services
Agreement entered into between the Company and Samaritan, effective January 1, 1998, as the same may from time to time be amended.

          "Subsidiary" shall mean any corporation of which at least a majority of the Voting Stock is at the time directly or indirectly owned by the Company. Anything to the contrary herein notwithstanding, the ownership of Voting Stock of another corporation by any officers or directors of the Company shall not, of itself, constitute indirect ownership of such Voting Stock by the Company.

          "Term Loan Borrowing" shall mean a borrowing consisting of a simultaneous Term Loan from each Bank.

          "Term Loan Note" shall mean a note, substantially in the form attached hereto as Exhibit A-1, evidencing the Term Loan made by a Bank, including all renewals, extensions, modifications, amendments, rearrangements and replacements thereof.

          "Term Loans" shall have the meaning given such term in Subsection 2.01(a).

          "Termination Date" shall have the meaning given such term in Subsection 2.01(b).

          "Trade Payables" shall mean, with respect to any person, the accounts payable or trade indebtedness payable by such person in respect of goods or services acquired by such person on a recurring basis and classified as accounts or trade indebtedness payable on the balance sheet of such person in accordance with generally accepted accounting principles consistently applied.

          "Voting Stock" shall mean the stock of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or persons performing similar functions).

          "Whitney" shall have the meaning given such term in the introductory paragraph.

          "Wholly-owned Subsidiary" shall mean any Subsidiary 100% of the stock of every class of which (except for directors' qualifying shares) at the time as of which any determination is being made, is owned, directly or indirectly, by the Company.

     1.2 Other Definitional Provisions. All accounting terms used in this Agreement which are not expressly defined herein shall be construed in accordance with generally accepted accounting principles in the United States consistently applied, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles. All references to "Sections", "Subsections", "Articles", "Exhibits" and "Schedules" shall be to sections, subsections, articles, exhibits and schedules, respectively, of this Agreement unless otherwise specifically provided. Unless otherwise specifically provided for herein, the term "or" shall not be deemed to be exclusive.

2.   THE LOANS.

     2.1  Term Loans.

          (a) Upon the terms and conditions set forth in this Agreement, each Bank agrees to make a one-time term loan to the Company on the Effective Date in an amount equal to such Bank's Ratable Share of $6,250,000 (the "Term Loan"). Each Bank's Term Loan shall be evidenced by a Term Loan Note, payable to the order of such Bank in installments and bearing interest payable (except as otherwise provided in Article 3) on each Interest Payment Date and on the date when such Term Loan is paid in full at the rate or rates set forth in Section 2.04.

          (b) The aggregate principal amount of the Term Loans shall be payable in quarterly installments each in an amount equal to (i) for the first 23 quarterly installments prior to November 10, 2003 (the "Termination Date"), $223,214 and (ii) on the Termination Date, $1,116,078, which quarterly installments shall be payable on the tenth (10th) day of each February, May, August and November of each year, commencing February 10, 1998 and ending on the first such date on which the aggregate unpaid principal amount of the Term Loans shall be paid in full by reason of quarterly installments paid as aforesaid and any prepayments made pursuant to Article 3 or otherwise (but in any event no later than the Termination Date).

          (c) Each Bank shall post on a schedule attached to its Term Loan Note or in records relating to its Term Loan Note (i) the rate of interest such Term Loan will bear and (ii) each payment of principal and interest thereon; provided, however, that neither the failure to make any such postings nor any inaccuracy therein shall affect the Company's obligations under any Term Loan Note or this Agreement. The information set forth on such schedule shall be rebuttably presumptive evidence of the matters described in the immediately preceding sentence.

     2.2  Revolving Credit Loans.

          (a) Upon the terms and conditions set forth in this Agreement, each Bank agrees to make revolving credit loans to the Company from time to time to but not including the Conversion Date, up to an aggregate principal amount not exceeding at any one time outstanding such Bank's Commitment, subject to the provisions of Section 8.16 to be used for working capital and general corporate purposes (the "Revolving Credit Loans"). Each Bank's Revolving Credit Loans shall be evidenced by a Revolving Credit Note, payable to the order of such Bank in installments and bearing interest payable (except as otherwise provided in Article 3) on each Interest Payment Date and on the date when such Revolving Credit Loan is paid in full at the rate or rates set forth in Section 2.04. Within the limits set forth above and subject to the terms and conditions of this Agreement, the Company may repay or prepay the Revolving Credit Loans pursuant to Article 3 and prior to, but not on or after the Conversion Date, borrow and reborrow under this Subsection 2.02(a). On and after the Conversion Date, the Revolving Credit Loans will automatically convert to a term facility and the Commitments of the Banks will terminate so that amounts so converted which are repaid or prepaid may not be reborrowed.

          (b) The aggregate principal amount of the Revolving Credit Loans shall be payable in 20 equal quarterly installments of the aggregate principal amount of the Revolving Credit Loans outstanding as of the Conversion Date, which quarterly installments shall be payable on the tenth (10th) day of each February, May, August and November of each year, commencing February 10, 2000 and ending on the first such date (after the Conversion Date) on which the aggregate unpaid principal amount of the Revolving Credit Loans shall be paid in full by reason of quarterly installments paid as aforesaid and any prepayments made pursuant to Subsection 3.02(b) and 3.02(c) or otherwise, but in any event no later than November 10, 2004 (the "Revolving Credit Termination Date").

          (c) Each Bank shall post on a schedule attached to its Revolving Credit Note or in records relating to its Revolving Credit Note (i) the date and principal amount of each Revolving Credit Loan, (ii) the rate of interest each such Revolving Credit Loan will bear, and (iii) each payment of principal and interest thereon; provided, however, that neither the failure to make any such postings nor any inaccuracy therein shall affect the Company's obligations under any Revolving Credit Note or this Agreement. The information set forth on such schedule shall be rebuttably presumptive evidence of the matters described in the immediately preceding sentence.

     2.3  Borrowing Procedure.

          (a) With the exception of the Loans made on the Effective Date, the Loans under Sections 2.01 and 2.02 shall be made upon at least three (3) full Business Days' prior notice from the Company to the Agent and each Bank (a "Notice of Borrowing"). Each such Notice of Borrowing shall specify (i) the Borrowing Date, (ii) the total amount of the proposed Loans (which shall be for not less than $250,000 and in an integral multiple of $250,000), and (iii) whether such Loans are to be Prime Rate Loans or LIBOR Loans, and if such Loans are to be LIBOR Loans, the Rate Period applicable thereto.

          (b) In connection with each Revolving Credit Borrowing, the Company shall (i) deliver, prior to the Borrowing Date set forth in the Notice of Borrowing related to such Revolving Credit Borrowing, to the Agent, with a copy to each Bank, a Borrowing Base Certificate showing a Borrowing Base that is greater than or equal to the amount of the Revolving Credit Borrowing referred to in such Notice of Borrowing plus the principal amount of Revolving Credit Loans outstanding on such date.

          (c) The failure of any Bank to make the Loan(s) to be made by it as part of any Borrowing shall not relieve any other Bank of its obligation, if any, hereunder to make its Loan(s) on the date of such Borrowing, but no Bank shall be responsible for the failure of any other Bank to make the Loan(s) to be made by such other Bank on the date of any Borrowing.

          (d) Not later than 11:00 a.m. (Dallas time) on the Borrowing Date for each Borrowing, each Bank shall make its Ratable Share of such Borrowing available at the Office of the Agent in immediately available funds. On each Borrowing Date, provided each Bank shall have made its Ratable Share of the applicable Borrowing available to the Agent as required by the immediately preceding sentence, the Agent shall pay the proceeds of such Borrowing in immediately available funds to or upon the order of the Company no later than 2:00 p.m. (Dallas time).

          (e) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's Ratable Share of such Borrowing, the Agent may assume that such Bank has made such Ratable Share available to the Agent on the date of such Borrowing in accordance with Subsection 2.03(d), and the Agent may, in reliance upon such assumption, make available to the Company on such date a corresponding amount. If and to the extent such Bank shall not have so made such Ratable Share available to the Agent, such Bank, upon demand, and the Company, within three (3) Business Days after demand, severally agree to repay to the Agent such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Company until the date such amount is repaid to the Agent, at the federal funds rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan as part of such Borrowing for purposes of this Agreement.

     2.4 Rates of Interest. The Loans shall bear interest on the unpaid principal amount thereof from time to time outstanding at a rate or rates per annum as follows:

          (a) The Loans shall bear interest prior to maturity (by acceleration or otherwise) at (i) for the Loans maintained as Prime Rate Loans at the lesser of (A) the
Applicable Prime Rate and (B) the Highest Lawful Rate in effect from time to time and (ii) for the Loans maintained as LIBOR Loans, at the lesser of (A) the LIBOR Rate applicable during such Rate Period, and (B) the Highest Lawful Rate in effect from time to time during such Rate Period. Interest on the Prime Rate Loans shall be due and payable quarterly on (each a "Prime Rate Interest Payment Date") the last day of each February, May, August and November commencing on the tenth day of February, 1998, and on each such date thereafter until the date (after the Conversion Date) when all principal amounts outstanding under the Notes shall have been paid in full and until the obligation of each Bank to make Revolving Credit Loans shall be terminated. Interest on each LIBOR Loan shall be due and payable on the last day of each Rate Period (or if longer than three months, each date which is the third month anniversary of such Rate Period) for such LIBOR Loan (each a "LIBOR Interest Payment Date" and, together with each Prime Rate Interest Payment Date, an "Interest Payment Date").

          (b) Overdue amounts of principal and interest on the Notes shall bear interest payable on demand at a rate per annum (based on a year of 365 or 366 days and actual days lapsed) equal to the lesser of the Highest Lawful Rate or 3% per annum above the Prime Rate, but in no event to exceed the maximum rate allowed by La. R.S. 9:3509.1 if and to the extent applicable.

          (c) Each adjustment to the Applicable Prime Rate and the LIBOR Rate shall be made in accordance with the definition of the term Applicable Margin in Section 1.01.

          (d) In the event any such adjustment to the Applicable Prime Rate or the LIBOR Rate, respectively, shall result in the amount of interest or fees paid to any Bank on a previous Interest Payment Date being more or less than the amount due on such Interest Payment Date calculated at the adjusted level, the amount of any overpayment or underpayment, as the case may be, to such Bank resulting therefrom shall be deducted from or added to, respectively, the amount of interest or fees due to such Bank on the next Interest Payment Date succeeding such adjustment to the Applicable Prime Rate or the LIBOR Rate, respectively; provided, however that no deductions or additions shall occur after the Termination Date with respect to interest or fees paid on any Loan, or the Conversion Date with respect to any fees paid with respect to the unused portion of the Commitments, and any adjustment to the Applicable Prime Rate or the LIBOR Rate, respectively, that would otherwise require such deduction or addition after such date shall be of no effect.

          (e) All adjustments to the Applicable Prime Rate or the LIBOR Rate, respectively, provided for in this Subsection 2.04(c) and in the definition of Applicable Margin in Section 1.01 shall be adequately supported, in the sole but reasonable discretion of the Banks, by the quarterly financial statements required to be delivered from the Company to the Banks pursuant to Section 7.01.

     2.5  Increased Costs - Reserve Requirements, Etc.

          (a) If any Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Bank or any corporation controlling such Bank and that the amount of such capital is increased by or based upon the existence of such Bank's Loans or Commitment and other loans or commitments of this type then, upon demand by such Bank (with a copy of such demand to the Agent), the Company shall immediately pay to such Bank from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank or such corporation in the light of such circumstances, to the extent that such Bank reasonably determines such increase in capital to be allocable to the existence of any of such Bank's Loans or Commitment hereunder.

          (b) The Company shall pay immediately upon demand by the Agent any applicable stamp and registration taxes, duties, official and sealed paper taxes or similar charges due, or which under applicable law could in the future become due, or which may in the future become due as a result of any change in applicable law, the interpretation thereof, or otherwise, in connection with any Borrowing or the Notes or this Agreement or in connection with the enforcement hereof or thereof.

          (c) A certificate of any Bank seeking direct payment, compensation or reimbursement under this Section
2.05 and setting forth a computation of the amount or amounts to be paid by the Company shall be delivered to the Company and shall be conclusive in the absence of manifest error.

     2.6    Recapture.   Notwithstanding  anything  in  this
Agreement to the contrary, if the rate of interest applicable to any Borrowing or portion thereof (the "Applicable Rate") would, but for the limitation of the rate herein to the Highest Lawful Rate, for any period of time exceed the Highest Lawful Rate, the rate of interest to accrue on such Borrowing or portion thereof during such period shall be limited to the Highest Lawful Rate, but such Borrowing shall bear interest thereafter at the Highest Lawful Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if the Applicable Rate would have at all times been in effect during such period.

     2.7 Commitment Fees. The Company agrees to pay to the Agent for the account of the Banks the Commitment Fee, from and including the Effective Date to and including the
Conversion Date. The Commitment Fee shall be due and payable on each Prime Rate Interest Payment Date, and shall be computed for the period commencing with the day on which the Commitment Fee was last paid, as the case may be, to but not including the day the Commitment Fee is due and payable.

     2.8    Payments,  Notice  of  Certain  Repayments,  and
Computations.

          (a) All payments by the Company of principal, interest and Commitment Fees hereunder and under the Notes shall be made in Dollars to the Agent at the Office of the Agent for the account of each of the respective Banks in immediately available funds not later than 11:00 a.m. (Dallas time) on the date when due. The Company hereby authorizes each Bank, if and to the extent payment is not made within three (3) days of the date when due pursuant to any Note held by such Bank or the provisions of this Agreement, to debit any account of the Company with such Bank in an amount equal to the principal, interest, expenses, reimbursements, compensation, Commitment Fees, and any other amount from time to time due under any Note payable to such Bank or hereunder or under any Security Document. Any Bank which so debits an account of the Company shall give the Company and the Agent prompt notice of such debit, the amount thereof and the obligations of the Company to which the amount so debited was applied.

          All payments by the Company of agent's fees hereunder shall be made in Dollars to the Agent at the Office of the Agent in immediately available funds not later than 11:00 a.m. (Dallas time) on the date when due.

          (b) Interest shall be calculated on Prime Rate Loans on the basis of a year of 365 or 366 days, as applicable, and on LIBOR Loans on the basis of a year of 360 days. The Agent shall determine each interest rate applicable to the Loans in accordance with this Agreement, and the Agent's determination thereof shall be conclusive in the absence of clearly demonstrated error.

     2.9 Set-Off, Counterclaims and Taxes. All payments of principal, interest, expenses, reimbursements, compensation and any other amount from time to time due hereunder or under the Notes shall be made by the Company without set-off or counterclaim and shall be made free and clear of and without deduction for any present or future tax, levy, impost or any other charge, if any, of any nature whatsoever now or hereafter imposed by any taxing authority, excluding income and franchise taxes of the United States and any political subdivision thereof. If the making of such payments is prohibited by law unless such a tax, levy, impost or other charge is deducted or withheld therefrom, the Company shall pay to the Agent, on the date of each such payment, such additional amounts as may be necessary in order that the net amounts received by the Agent after such deduction or withholding shall equal the amounts which would have been received if such deduction or withholding were not required. A certificate of the Agent seeking payment of such additional amounts under this Section 2.09 and setting forth a computation of the amount or amounts to be paid to it by the Company shall be delivered to the Company and shall be conclusive in the absence of manifest error. The Company shall confirm that all applicable taxes, if any, imposed on this Agreement or on any transaction hereunder, shall have been properly and legally paid by it to the appropriate taxing authorities, by sending official tax receipts or notarized copies of such receipts to the Agent within 30 days after payment of the payment evidenced thereby.

     2.10 Termination or Reduction of Commitments. The Company may at any time, upon at least five (5) full Business Days' notice to the Agent and each Bank, terminate in whole or reduce ratably in part the unused portions of the respective Commitments of the Banks, provided that such termination and each such partial reduction shall be irrevocable and that each such partial reduction shall be in the aggregate amount of $1,000,000 or an integral multiple thereof, and provided, further, that the Company shall not reduce the sum of the Commitments at any time to an amount less than the aggregate unpaid principal amount of Revolving Credit Loans, then outstanding. On the date specified in such notice, the respective Commitments of the Banks shall be deemed reduced or terminated, as the case may be, as provided in such notice.

     2.11 Application of Proceeds. The proceeds of all Borrowings under this Agreement shall be used solely for (a) with respect to the Term Loans, the acquisition of assets relating to the EMS business of Samaritan and (b) with respect to Revolving Credit Loans, working capital and general corporate purposes of the Company.

     2.12 Conversion and Continuation.

          (a) With respect to the principal amount of the Loans outstanding from time to time, subject to the terms and provisions of this Agreement, the Company shall have the option, to (a) convert on any Business Day all or any part of such outstanding principal amount maintained as a Prime Rate Loan at such time to a LIBOR Loan; provided, however, that each such LIBOR Loan shall be in a principal amount greater than or equal to $250,000 or an integral multiple of $250,000 in excess thereof, (b) convert all or any part of such outstanding principal amount maintained as a LIBOR Loan to a Prime Rate Loan on the last day of the Rate Period relating to such LIBOR Loan, or (c) effective as of the last day of any Rate Period during which the outstanding principal amount of a Loan is maintained as a LIBOR Loan, continue all or a portion of such outstanding principal amount as a LIBOR Loan and the succeeding Rate Period of each such continued LIBOR Loan shall commence on the last day of the Rate Period then ended; provided, however, that each such continued LIBOR Loan shall be in a principal amount greater than or equal to $250,000 or an integral multiple of $250,000 in excess thereof. Notwithstanding anything set forth herein, none of the outstanding principal amount of the Loans shall be converted to, or continued as, a LIBOR Loan if (y) the last day of the Rate Period relating to such LIBOR Loan does not occur on or before the Termination Date or (z) a Default or an Event of Default has occurred and is continuing.

          (b) In the event the Company shall elect to convert or continue all or any part of the outstanding principal amount of a Loan as provided in the immediately preceding Subsection 2.12(a), the Company shall deliver a written notice to the Agent (each such notice, a "Notice of Conversion or Continuation") (x) with respect to the conversion of all or any part of a Loan to a LIBOR Loan or the continuation of any LIBOR Loan, no later than 11:00 a.m., Dallas, Texas time three Business Days in advance of the proposed conversion or continuation date, and (y) with respect to the conversion of all or any part of a LIBOR Loan to a Prime Rate Loan, no later than 11:00 a.m., Dallas, Texas time on the Business Day immediately preceding the proposed conversion date, specifying in each case (i) the amount of the outstanding principal amount of each Loan that is to be converted or continued, (ii) the date of such proposed conversion or continuation, which date shall be a Business Day, (iii) whether the proposed conversion is of
(A) Prime Rate Loan(s) to LIBOR Loan(s), or (B) LIBOR Loan(s) to Prime Rate Loan(s), (iv) in the case of a conversion to, or continuation of, a LIBOR Loan, the requested Rate Period, (v) the aggregate principal amount of the Loans outstanding after giving effect to such conversion or continuation, and (vi) that no Default or Event of Default has occurred and is continuing. Each Notice of Conversion or Continuation shall be irrevocable and the Company shall be bound to convert or continue in accordance therewith.

          (c) If with respect to all or any part of the outstanding principal amount of any LIBOR Loan the Company fails to timely submit a Notice of Conversion or
Continuation, such outstanding principal amount shall, effective as of the last day of the Rate Period relating thereto, automatically and without notice of any kind be converted to a Prime Rate Loan.

     2.13 Provisions Relating to LIBOR Loans.

          (a) Notwithstanding anything set forth this Agreement, the Banks shall not be obligated to convert all or any part of the outstanding principal amount of any Loan maintained as a LIBOR Loan to a Prime Rate Loan until the last day of the Rate Period relating to such LIBOR Loan.

          (b) If the Company shall have requested a LIBOR Loan or requested that all or any part of the outstanding principal amount of any Loan be converted to, or continued as, a LIBOR Loan and the Agent in good faith determines (which determination shall be conclusive) that extraordinary circumstances make it impossible or impracticable to ascertain the applicable LIBOR Rate for the applicable Rate Period, such Loan or portion thereof shall instead be funded, converted into or continued, as the case may be, as a Prime Rate Loan.

          (c) Notwithstanding anything set forth in this Agreement, if at any time the Agent in good faith determines (which determination shall be final and conclusive) that the introduction of, or any change in, any applicable law, rule, regulation or treaty or any change in the interpretation, application or administration thereof by any governmental or other regulatory authority charged with the interpretation, application or administration thereof shall make it unlawful for any of the Banks to maintain or fund any LIBOR Loan, the Agent shall give notice thereof to the Company and effective as of the date of such notice, and notwithstanding Subsection 2.13(a), the outstanding principal amount of such LIBOR Loan shall be converted to a Prime Rate Loan. Within five (5) Business Days after any Bank's written notice and demand therefor, the Company shall pay to such Bank such amount or amounts (to the extent that such amount or amounts would not be usurious under applicable Law and to the extent such amount or amounts have not been included in the determination of the LIBOR Rate) as may be necessary to compensate such Bank for any direct or indirect costs and losses incurred by it under, in connection with or as a result of such conversion, but otherwise without penalty. If notice with respect to any LIBOR Loan has been given by the Agent pursuant to the foregoing provisions of this Subsection 2.13(c) then, unless and until the Agent notifies the Company that the circumstances giving rise to such notice no longer apply, the Banks shall have no obligation to make or convert all or any part of the outstanding principal amount of any Loan into a LIBOR Loan. Any claim by the Banks for compensation under this Subsection 2.13(c) shall be accompanied by a certificate setting forth the computation upon which such claim is based and such certificate shall be conclusive and binding for all purposes absent manifest error.

          (d) In the event that any law, regulation, treaty or directive or any change therein or in the interpretation, application or administration thereof or compliance by any Bank with any request or directive (whether or not having the force of law) from any central bank or other governmental authority, agency or instrumentality, does or shall, as a result of, or with respect to, any LIBOR Loan:

               (i) subject such Bank to any tax, duty or other charge of any kind whatsoever with respect to this Agreement, any other Loan Document or all or any part of the outstanding principal amount of any Loan, or change the basis of taxation of payments to such Bank of principal, interest or any other amount payable hereunder or under any other Loan Document (except for changes in the rate of any tax presently imposed on such Bank);

               (ii) impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Bank; or

               (iii)      impose  on  such  Bank  any  other
          condition;

and the result of any of the foregoing is to increase the cost to such Bank of making, renewing or maintaining advances or extensions of credit to the Company or to reduce any amount receivable from the Company thereunder then, in any such case (and to the extent not already included in the calculation of the applicable LIBOR Rate), the Company shall promptly pay to such Bank, within five (5) Business Days after such Bank's written notice and demand therefor, any amounts necessary to compensate such Bank for such additional cost or reduced amount receivable. Any claim by a Bank for compensation under this Subsection 2.13(d) shall be accompanied by a certificate setting forth the computation upon which such claim is based and such certificate shall be conclusive and binding for all purposes absent manifest error.

          (e)    In   the   event   any   prepayment   under
Section 3.02 requires the Company to prepay a LIBOR Loan, or any part thereof, prior to the last day of the Rate Period relating thereto, within five (5) Business Days after the Agent's demand therefor the Company shall pay to the Agent such amount or amounts (to the extent that such amount or amounts would not be usurious under applicable Law) as may be necessary to compensate the Banks for any costs and losses incurred by it under, in connection with or as a result of such prepayment. Any claim by the Agent for compensation under this Subsection 2.13(e) shall be accompanied by a certificate setting forth the computation upon which such claim is based and such certificate shall be conclusive and binding for all purposes absent manifest error.

          (f) The Company may not prepay any LIBOR Loan before the last day of the Rate Period relating thereto, except for payments required under Section 3.02(b).

3.   PREPAYMENT.

     3.1 Optional Prepayments. The Company at any time and from time to time on any Business Day may prepay the principal amount of any Borrowings in whole or in part, without premium or penalty; provided that:

          (a) The Company shall give to the Agent and each Bank not less than five (5) full Business Days prior notice of each prepayment specifying the type of Borrowing (i.e., Term Loan Borrowing or Revolving Credit Borrowings) and the aggregate principal amount of such Borrowings to be prepaid and the prepayment date. The Company's notice of such prepayment having been given as aforesaid, the principal amount of the Loans comprising such Borrowings specified in the notice, together with interest thereon to the date of prepayment, shall become due and payable on such prepayment date; and

          (b) Prepayments of Revolving Credit Loans made under this Section 3.01 on or after the Conversion Date and prepayments of the Term Loans made under this Section 3.01 shall be applied, ratably, to such principal installments of such Loans as the Company shall designate in its notice of prepayment given pursuant to Subsection 3.01(a); provided that:

               (i) if the Company does not so designate the principal installments of the Revolving Credit Loans or Term Loans, as the case may be, to which any of such prepayments are to be applied, such prepayments shall be applied ratably (according to each Bank's Ratable Share) to the principal installments due under such Loans in the inverse order of their respective due dates (the "Back End Installments");

               (ii) the Company may not designate the principal installments of the Revolving Credit Loans or Term Loans, as the case may be, to which any of such prepayment is to be applied, other than the Back End Installments, except in an amount that, when added to the sum of all other prepaid principal installments applied other than to the Back End Installments and for which, as of the date of determination thereof, the respective due dates of such prepaid principal installments shall not yet have passed, shall not exceed $892,857; and

               (iii) the Company may not designate installments of the Revolving Credit Loans or Term Loans, as the case may be, other than the Back End Installments, to which any of such prepayments is to be applied, more than two times in any one fiscal quarter of the Company.

          Notwithstanding the foregoing, the Company may not prepay any LIBOR Loan under this Section 3.01 before the last day of the Rate Period relating thereto. Each partial prepayment made under this Section 3.01 designated to be applied to the Back End Installments (unless made pursuant to the sale of one or more Aircraft under Subsection 9.05(b)(i) or pursuant to an Event of Loss under Section 9.02) shall be in the aggregate principal amount of not less than $500,000 and in an integral multiple of $250,000.

     3.2  Mandatory Prepayments.

          (a) The Company shall prepay the Loans in whole at the option of the Majority Banks, under the circumstances specified in Section 7.14.

          (b) In the event of a Default under Section 8.16, the Company will, within three (3) Business Days of the date upon which the Company or any Bank determines that such Default has occurred, either (i) make a prepayment on the Term Loans in the amount by which the aggregate principal then outstanding under the Revolving Credit Loans exceeds the lesser of (x) $5,000,000 and (y) the Borrowing Base, provided, however, if, at the time of such prepayment, there is no aggregate principal amount outstanding under the Term Loans, the Company may prepay the Revolving Credit Loans and the respective Commitment of each Bank shall be permanently and ratably reduced by the amount of such prepayment, or (ii) comply with the provisions of clause (i) or (ii) of Subsection 9.03(b); provided, however, if the sole cause of such Default is the occurrence of an Event of Loss and so long as no other Default or any Event of Default has occurred and is continuing, the Company may comply with the provisions of Subsection 9.02(a) within the time periods provided therein, further provided, however, that at no time while any Default under Section 8.16 is continuing may the Company request any Borrowings hereunder.

          (c) The Company shall prepay the Loans under the circumstances specified in Subsection 9.05(b). Such prepayments of Loans made under this Subsection 3.02(c) shall be applied to the principal installment due under the Term Loans according to the terms and conditions of Subsection 3.01(b) , provided, however, if, at the time of such prepayment, there is no aggregate principal amount outstanding under the Term Loans, the Company may prepay the Revolving Credit Loans and the respective Commitment of each Bank shall be permanently and ratably reduced by the amount of such prepayment.

          (d) In the event the Company makes a prepayment pursuant to this Section 3.02 or pursuant to a Notice of Election, the Company shall designate in a notice to the Agent and each Bank the amount of such prepayment. Except as provided in Subsection 3.02(c), the amount of any such prepayment shall be applied ratably to the principal installments of the Loans in inverse order of maturity. All prepayments under this Section 3.02 or pursuant to a Notice of Election shall be without premium or penalty, except as provided in Subsection 2.13(e).

4. PAYMENTS MADE ON BUSINESS DAYS. If any payment of principal, interest, Commitment Fees, agent's fees or other amounts hereunder, under any Security Document or any Note shall become due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest in connection with such payment provided, however, if such extension would cause payment of interest on or principal of LIBOR Loans to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

5. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants:

     5.1 Organization and Qualification. The Company and each Subsidiary (a) are corporations duly organized and in good standing under the laws of the state of their respective incorporation, have the corporate power to own their respective property and to carry on their respective business as now conducted, and (b) are duly qualified as a foreign corporation to do business and are in good standing in every jurisdiction where the failure to be so qualified would have a material adverse effect on the business, prospects, earnings, properties or condition, financial or otherwise, of the Company or such Subsidiary, as the case may be. The Company is a Louisiana corporation and is a "citizen of the United States" within the meaning of
Section  101(13)  of  the Federal Aviation  Act  and  is  an
"air carrier" duly qualified as an "air taxi commercial operator" within the meaning of said Act and the regulations issued thereunder. The corporations named in Exhibit B are the only Subsidiaries of the Company on the Effective Date, and such Exhibit accurately reflects the percentage of (x) the issued and outstanding capital stock, and (y) the Voting Stock of each class of each Subsidiary on the Effective Date and accurately identifies the Consolidated Subsidiaries and the percentage of the Company's and each other Subsidiary's ownership of the outstanding Voting Stock of each Subsidiary. The shares of capital stock of each Subsidiary owned by the Company have been validly issued, are outstanding, fully-paid and non-assessable shares of such Subsidiary and are owned by the Company free and clear of all Liens (except statutory liens for taxes not yet due and for salaries of clerical employees, none of which liens has been filed or perfected).

     5.2 Capitalization. (a) The authorized capital stock of the Company consists of (a) 7,000 shares of common stock, without par value, 1,000 shares of which are outstanding and are owned, both beneficially and of record, by PHI Aeromedical Services, Inc., a Louisiana corporation (all of the issued and outstanding shares of capital stock of which are owned, beneficially and of record, by PHI), and (b) 3,000 shares of preferred stock, par value $100 per share, 1,000 shares of which are outstanding and are owned of record and, to the best knowledge of the Company, beneficially by Samaritan.

     5.3 Actions Pending. There is no action or proceeding pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary before any court or administrative agency which might result in a material adverse change in the business or condition of the Company and the Subsidiaries when taken as a whole. There are no outstanding judgments or awards against the Company or any Subsidiary.

     5.4 No Default. Neither the Company nor any Subsidiary is in default in any respect under the provisions of any instrument evidencing any Indebtedness of the Company or such Subsidiary or of any agreement relating thereto, or in default in any respect under any order, writ, injunction or decree of any court, or in default in any respect under or in violation of any order, regulation or demand of any governmental instrumentality, which defaults or violations might have consequences which would materially adversely affect the business, prospects, earnings, properties or condition, financial or otherwise, of the Company and the Subsidiaries, taken as a whole.

     5.5 Warranty of Title; Leases. The Company and each Subsidiary have good and marketable title to their real property and valid and indefeasible ownership interests in their other properties, free and clear of all Liens other than Permitted Liens. The Company has good and marketable title to all the Collateral and has good right and full power and authority to subject the Collateral to the Security Interest. The Collateral is free and clear of all Liens other than Permitted Liens. The Security Documents do, as of the Effective Date, constitute a first mortgage on and first priority perfected security interest in the Collateral subject only to Permitted Liens. There is no financing statement, chattel mortgage or notice thereof (including FAA Form 905, "Aircraft Chattel Mortgage") or other security agreement or instrument or notice thereof in which the Company (or any predecessor person) or any
Subsidiary is named as debtor or mortgagor, or which the Company (or any predecessor person) or any Subsidiary has signed as debtor or mortgagor, now on file in any public office (including the Aircraft Registry) and not canceled covering any of the Collateral other than those previously filed, the effect of which has been terminated by termination statements or releases (including FAA Form 8050-41) duly filed prior to the time of the filing of any of the Security Documents for recordation in the Aircraft Registry. The Company and each Subsidiary have the right to, and do, enjoy peaceful and undisturbed possession under all leases to which any of them is a party or under which any of them is operating. All such leases are valid and subsisting, and no default exists under any such lease.

     5.6 Payment of Taxes. The Company and each Subsidiary have filed all federal and state income and franchise tax returns which are required to be filed and have paid all taxes shown on said returns and all assessments which are due. The Company and its officers know of no claims by any governmental authority for any unpaid taxes.

     5.7 Conflicting or Adverse Agreements or Restrictions. Neither the Company nor any Subsidiary is a party to any contract or agreement or subject to any restriction which materially and adversely affects the business or assets or financial condition of the Company and the Subsidiaries when taken as a whole. Neither the execution nor delivery of this Agreement or the Notes nor compliance with the terms and provisions hereof or of the Notes or any of the Security Documents will be contrary to the provisions of, or constitute a default under, the charter or by-laws of the Company or any Subsidiary or any law or any regulation, order, writ, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which the Company or any Subsidiary is a party or by which it is bound or to which it is subject.

     5.8 Purpose of Borrowings. Neither the Company nor any Subsidiary owns any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (herein called "margin stock"). No part of the proceeds of any Borrowing will be used for the purpose of purchasing or carrying any margin stock or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin stock. No part of the proceeds of any Borrowing shall be used for any purpose which might constitute the transactions contemplated by this Agreement a "purpose" credit within the meaning of said Regulation U, as now in effect or as it may hereafter be amended. Neither the Company nor any agent acting on its behalf has taken or will take any action which might cause this Agreement, any Note or any Borrowing hereunder to violate Regulation U, Regulation T or any other regulation of the Board of Governors of the Federal Reserve System or to violate the Securities Exchange Act of 1934, as amended, in each case as in effect now or as the same may hereafter be in effect on the date of any Borrowing.

     5.9 Patents, Etc. The Company and each Subsidiary have all patents, patent rights or licenses, trademarks, trademark rights, trade names, trade name rights, and copyrights which are required in order for the Company or such Subsidiary to conduct its business as now conducted without conflict with the rights of others.

     5.10 Authorization, Validity, Etc. The Company has the corporate power and authority to make and carry out this Agreement, to make the Borrowings provided for herein, to execute and deliver the Notes and to perform its obligations hereunder and under the Notes and the Security Documents; and all such action has been duly authorized by all necessary corporate proceedings on its part. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms, and the Notes, when duly executed and delivered by the Company pursuant to the provisions hereof, will constitute the valid and binding obligations of the Company enforceable in accordance with the respective terms thereof and of this Agreement, except as limited by bankruptcy, insolvency or other laws of general application relating to or affecting the enforcement of creditors' rights.

     5.11 Franchises, Permits, Etc. The Company and each Subsidiary hold free from materially burdensome restrictions all material municipal consents, franchises, permits, licenses, rights-of-way, easements, consents and other rights which, together with their respective corporate and charter powers and the rights of the Company under the
Services Agreement, are sufficient for the proper and efficient operation as a whole of their respective businesses as presently conducted and as presently proposed to be conducted.

     5.12 Governmental Approvals. No consent, approval or authorization of, registration with or notice to any federal, state or local governmental or public authority or agency or any third party creditor or supplier is or will be required for the valid execution and delivery of the Notes or this Agreement (except for the registrations and filings referred to in Article 6, which, except to the extent otherwise stated therein, have been made prior hereto) or for the valid performance of this Agreement, the Security Documents or the Notes, except that in the case of Governmental Receivables the Agent or the Banks must obtain a court order in compliance with applicable federal or state anti-assignment laws in order for the Agent or the Banks to receive payment thereon.

     5.13 Description of and Title to Single-Wing Aircraft and Engines. Schedule I to this Agreement contains a correct and complete description of all of the single-wing aircraft and other Aviation Units subject to the Security Interest as of the Effective Date, and a correct and complete description of each aircraft engine of 750 or more rated takeoff horsepower, or the equivalent of that horsepower, installed in or attached or appertaining to any such single-wing aircraft or other Aviation Units. Without limiting the generality of the representations and warranties contained in Sections 5.05 and 5.12, the Company has made all filings, registrations and recordings (including, without limitation, the filing for recordation in the Aircraft Registry of FAA Form 8050-2, "Aircraft Bill of Sale", or other comparable forms, covering each such single-wing aircraft, other Aviation Unit and engine), necessary or advisable in order to establish, protect and preserve its title to and interest in such single-wing aircraft, other Aviation Units and engines as against the respective sellers thereof and all third parties, and each such single-wing aircraft, other Aviation Unit and engine has been duly registered in the name of the Company pursuant to the Federal Aviation Act. There are not now any Liens on such single-wing aircraft, other Aviation Units and engines other than Permitted Liens and those security interests created by the Security Documents in favor of the Agent. Except for the filing of UCC Continuation Statements in accordance with the recording provisions of Louisiana and Texas law, no further action, including, without limitation, any filing or recording of any documents (whether under
Article 9 of the Uniform Commercial Code of any applicable jurisdiction, or otherwise), is necessary or advisable in order to establish, protect, perfect or preserve the
Company's title to and interest in such single-wing aircraft, other Aviation Units and engines, and the first priority, perfected, security interest of the Creditors in such single-wing aircraft, other Aviation Units and engines created by the Security Documents in such single-wing aircraft, other Aviation Units and engines (subject only to Permitted Liens), and in the proceeds thereof as against the respective sellers thereof and all third parties.

     5.14 Registered Office of Company, Etc. The registered office of the Company (as shown on the records of the
Secretary of State of the State of Louisiana) is 2121 Airline Highway, Suite 400, Metairie, Louisiana 70001-5979. The chief executive office of the Company is 2121 Airline Highway, Suite 400, Metairie, Louisiana 70001, and the principal place of business of the Company is 2630 Sky Harbor Boulevard, Phoenix, Arizona 85034.

     5.15 Title to Parts and Receivables. There are no Liens on the Parts (except for Permitted Liens and the Lien resulting from the sale and subsequent leasing by the Company from Samaritan of certain radio equipment) or on the Company's Receivables (except for Permitted Liens of the type described in Subsection 8.05(b)). The Security
Agreement contains a complete listing of all of the locations at which Parts are located in the United States. Except for the filing of UCC Continuation Statements, in accordance with the recording provisions of the laws of the States of Arizona and Louisiana, the Agent or the Banks obtaining a court order in compliance with applicable federal or state anti-assignment laws in the case of Government Receivables in order for the Agent or the Banks to receive payment thereon, and state law requirements relating to the perfection of and giving of notice with respect to the Security Interest in Receivables arising under private insurance coverage arrangements, no further action, including, without limitation, the filing or recording of any additional documents (whether under
Article 9 of the Uniform Commercial Code of any applicable jurisdiction, or otherwise), is necessary or advisable in order to establish, protect or preserve the prior perfected Security Interest of the Creditors in the Parts and the Company's Receivables created by the Security Documents as against third parties.

     5.16 Section 1110 of Bankruptcy Reform Act of 1978. The Company is "a citizen of the United States of America holding an air carrier operating certificate issued by the Secretary of Transportation," within the meaning of the United States Bankruptcy Code, as amended, and it is the intention of the Company and the Creditors that the Agent, for the equal and ratable benefit of the Creditors, upon the execution and delivery of this Agreement, will be a "secured party with a purchase-money equipment security interest", within the meaning of Section 1110, in the Aircraft and each portion thereof now or from time to time hereafter subjected to the Security Interest to the extent that the Security Interest constitutes a "purchase-money equipment security interest" therein, with the result that the Agent, for the equal and ratable benefit of the Creditors, may take the full benefit of the provisions of said Section 1110 with respect to such Aircraft and each such portion thereof.

     5.17 Environmental Protection Statutes.

          (a) Neither the Company nor any of the Subsidiaries has: (i) received any summons, citation, directive, letter, notice, or other form of communication, or otherwise learned of any claim, demand, action, event, condition, report, or investigation indicating or concerning any potential or actual liability which would individually, or in the aggregate, have a material adverse effect on the financial condition, business, properties or operations of the Company and the Subsidiaries taken as a whole, or on the ability of the Company to perform its obligations under this Agreement, the Notes or any of the Security Documents, arising in connection with (A) any non-compliance with, or violation of, the requirements of any Environmental Protection Statute; (B) the release, or threatened release, of any Hazardous Materials which the Company or any Subsidiary would have a duty to report to any governmental authority under any Environmental Protection Statute; (C) the existence of any environmental lien on any property of the Company or any of the Subsidiaries resulting from the presence of such Hazardous Materials; (ii) obtained knowledge of any threatened or actual liability in connection with the release or threatened release of any Hazardous Materials which would individually, or in the aggregate, have a material adverse effect on the financial condition, business, properties or operations of the Company and the Subsidiaries taken as a whole, or on the ability of the Company to perform its obligations under this Agreement, the Notes or any of the Security Documents; (iii) received any notice of, or otherwise learned of, any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any Hazardous Materials for which the Company or any of the Subsidiaries may be liable; or (iv) received any notice that the Company or any the Subsidiaries is or may be liable to any person under any Environmental Protection Statute.

          (b) The Company and each Subsidiary have obtained all permits, licenses and authorizations which are required under all Environmental Protection Statutes, (including, without limitation, laws relating to emissions, discharges, releases, or threatened releases of Hazardous Materials (including, without limitation, ambient air, surface water, ground water, or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials), except to the extent that failure to have or obtain any such permit, license or authorization does not have a material adverse effect on the financial condition, business, properties or operations of the Company and the Subsidiaries taken as a whole, or on the ability of the Company to perform its obligations under this Agreement, the Notes or any of the Security Documents. The Company and each of the Subsidiaries is in compliance with all terms and conditions of the permits, licenses and authorizations required to be obtained by it, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in those laws or contained in any regulations, code, plan, order, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder, except to the extent that failure to comply does not have a material adverse effect on the financial condition, business, properties or operations of the Company and the Subsidiaries taken as a whole, or on the ability of the Company to perform its obligations under this Agreement, the Notes or any of the Security Documents.

     5.18  EMTALA.  The Company is not subject to  Emergency
Medical Treatment and Labor Act requirements.

     5.19 Medicare and Medicaid Programs; Licensure, etc. The Company has made all necessary filings and similar applications that are necessary in order that each of the Company, and the Company's medical director, nurses, licensed employees and other individuals providing air ambulance and patient care services on behalf of the Company will become qualified, credentialed and licensed for participation in the Medicare and Medicaid programs and as otherwise required under applicable state law, so that each will be so qualified, credentialed and licensed prior to providing air ambulance and patient care services on behalf of the Company. The Company is a party to supplier agreements under the Medicare and Medicaid programs which are in full force and effect with no defaults having occurred thereunder. The Company has timely filed all claims or other reports required to be filed with respect to the services provided to Medicare, Medicaid and third party payors, and all such claims or reports are complete and accurate, and the Company has no liability to any payor with respect thereto. There are no pending appeals, overpayment determinations, adjustments, challenges, audit litigation or notices of intent to open Medicare or Medicaid, or third party claim determinations or other reports required to be filed by the Company.

          Neither the Company, nor any medical director, nurses, licensed employees or other individuals providing patient care services on behalf of the Company has been convicted of, or pled guilty to nolo contendere to, patient abuse or negligence, or any other Medicare or Medicaid program related offense and none has committed any offense which may serve as the basis for suspension or exclusion from the Medicare and Medicaid programs.

     5.20 Fraud and Abuse and Stark Law. The Company, its officers, directors, employees and agents have not engaged in any activities which are prohibited under 1320a-7b or 1395nn of Title 42 of the United States Code or the regulations promulgated thereunder, or related state or local statutes or regulations, or which are prohibited by rules of professional conduct including, but not limited to, the following: (a) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any application for any benefit or payment,
(b) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment, (c) any failure by a claimant to disclose knowledge of the occurrence of any event affecting the initial or continued right to any benefit or payment on its own behalf or on behalf of another, with the intent to fraudulently secure such benefit or payment, and (d) knowingly and willfully soliciting or receiving any remuneration (including any kickback, bribe or rebate) directly or indirectly, overtly or covertly, in cash or in kind, or offering to pay or receive such remuneration (i) in return for referring an individual to a person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid, or (ii) in return for purchasing, leasing or ordering or arranging for, or recommending, purchasing, leasing or ordering any good, facility, service or item for which payment may be made in whole or in part by Medicare or Medicaid, or (e) referring a patient for designated health services to or providing designated health services to a patient upon referral from an entity or person with which the physician or an immediate family member has a financial relationship, and to which no exception under 1395nn of Title 42 of the United States Code applies.

6.   CONDITIONS OF LENDING.

     6.1 Conditions Precedent to this Agreement. This Agreement shall be effective between the parties hereto and the Banks shall be obligated to make Loans hereunder upon, and shall not be effective between the parties hereto and the Banks shall not be obligated to make Loans hereunder until, satisfaction of the conditions precedent that the Agent shall have received for the account of the Banks all of the following, each dated (unless otherwise indicated) the Effective Date, in form, scope and substance satisfactory to the Banks:

          (a) The favorable signed opinions of Locke Purnell Rain Harrell (A Professional Corporation), Correro, Fishman, Haygood, Phelps, Weiss, Walmsley & Casteix, L.L.P., counsel for PHI, and Lytle, Soule & Curlee, a professional corporation, special Federal Aviation Act counsel for the Company, as to the matters set forth in Exhibits D-1, D-2 and D-3, respectively, with such changes as approved by the Banks in their sole discretion, and as to such other matters as any Bank may reasonably require.

          (b) The Notes, duly authorized, executed and delivered by the Company.

          (c) This Agreement, duly authorized, executed and delivered by the Company, together with all Schedules and Exhibits hereto.

          (d) The Security Documents, duly authorized, executed and delivered by the Company, together with any necessary financing statement changes.

          (e) A certificate of the president or a vice president and of the secretary or an assistant secretary of the Company certifying, inter alia, (i) true and correct copies of resolutions adopted by the Board of Directors of the Company (A) authorizing the execution, delivery and performance by the Company of this Agreement, the Notes and the borrowings hereunder, (B) approving the forms of this Agreement and the Notes, and (C) authorizing officers of the Company to execute and deliver this Agreement, the Notes and any related documents, including, without limitation, any agreement or security document contemplated by this Agreement, (ii) the incumbency and specimen signatures of the officers of the Company executing any documents on behalf of the Company and (iii) the absence of any proceedings for the dissolution or liquidation of the Company.

          (f) Copies of each legal opinion delivered in connection with the Acquisition Agreement.

          (g) The Articles of Incorporation of the Company, as in effect on the Effective Date, certified by the Secretary of State of the State of Louisiana and dated a date within 10 days prior to the Effective Date.

          (h)   The  Bylaws  of the Company,  including  all
amendments  thereto,  certified  by  the  secretary  or   an
assistant secretary of the Company.

          (i) Certificates of the appropriate government officials of the State of Louisiana as to the Company's existence and good standing, and certificates of the appropriate government officials in Arizona and each other state where the Company does or intends to do business and where failure to qualify as a foreign corporation would have a material adverse effect on the business, prospects, earnings, properties, operations or condition, financial or otherwise of the Company, as to the Company's good standing and due qualification to do business in such state, each dated a date within 10 days prior to the Effective Date, together with a telegram or facsimile bearing the signature of the appropriate government official of the State of Louisiana, certifying to the existence and good standing of the Company as of the Effective Date.

          (j) Evidence satisfactory to the Agent and the Banks of the consummation of the transactions contemplated by the Acquisition Agreement.

          (k) Evidence satisfactory to the Agent and the Banks that PHI, through PHI Aeromedical Services, Inc., has contributed at least $2,150,000 in equity to the Company.

     6.2 Conditions Precedent to each Borrowing. The obligation of each Bank to make each Loan shall be subject to the following conditions precedent that on the date of the Borrowing consisting of the Loans then being made by the Banks (a) the following statements shall be true and the Agent and each Bank shall have received an Officers' Certificate requesting such Borrowing (a "Request for Borrowing") stating that (i) the representations and warranties contained in Article 5, in Section 7.14 and in the Security Documents are true on and as of the date of such Borrowing with the same effect as though such representations and warranties had been made on and as of such Borrowing, (ii) the Creditors have a valid, equal and ratable perfected first priority Security Interest in the Collateral, subject only to Permitted Liens, (iii) there exists on the date of such Borrowing no Event of Default or Default, (iv) since April 30, 1997, no material adverse change has occurred with respect to the business, prospects, earnings, properties or condition, financial or otherwise, of PHI or PHI and the PHI Subsidiaries taken as a whole (including, without limitation, any material downward valuation by PHI or any PHI Subsidiary of the Aviation Units, as such term is defined in the PHI Loan Agreement, or any determination by PHI or any PHI Subsidiary that a significant portion of its Receivables, as such term is defined in the PHI Loan Agreement, is uncollectible), (v) since the Effective Date no material adverse change has occurred with respect to the business, prospects, earnings, properties or condition, financial or otherwise, of the Company or the Company and its Subsidiaries taken as a whole (including, without limitation, any material downward valuation by the Company of the Aviation Units or any determination by the Company that a significant portion of its Receivables is uncollectible), and (vi) the business and operations of the Company and all of the Subsidiaries as conducted at all times relevant to the transactions contemplated hereby to and including the close of business on the date of such Borrowing have been and are in compliance with applicable state and Federal laws, regulations and orders affecting the Company and each Subsidiary and its business and operations, or any of them,
(b) for each Borrowing, the Agent and each Bank shall have received a Borrowing Base Certificate dated as of the date of such Borrowing, and (c) the Agent shall have received such other approvals, opinions or documents as the Agent, or any Bank through the Agent, may reasonably request.

7. AFFIRMATIVE COVENANTS. So long as the principal amount of any Borrowing or any amount of interest accrued under the Notes or any commitment or Agent's fees, or any expense, compensation, reimbursement or other amounts payable by the Company shall remain unpaid or the Agent or any Bank shall have any commitment hereunder, the Company will, unless the Majority Banks shall otherwise consent in writing:

     7.1 Financial Statements and Information. Deliver to each Bank:

          (a) within 45 days after the end of each month of each fiscal year of the Company, a copy of (i) a consolidated balance sheet of the Company and the Consolidated Subsidiaries as of the end of such month, and
(ii) a consolidated statement of earnings of the Company and the Consolidated Subsidiaries for such month and for the portion of the fiscal year ending with such month, setting forth, in each case in comparative form, the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified as complete and correct, subject to changes resulting from year-end adjustments, by the principal financial officer of the Company;;

          (b) promptly upon receipt thereof, one copy of each other report submitted to the Company or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Company or such Subsidiary (other than any auditors' comment letter to management, unless the same shall have been requested by any Bank through the Agent);

          (c) promptly upon their becoming available, one copy of each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to public stockholders generally, and one copy of each regular or periodic report, registration statement or prospectus, or written communication (other than transmittal letters) in respect thereof, filed by the Company or any Subsidiary with, or received by the Company or any Subsidiary from any securities exchange or the Securities and Exchange Commission, or any successor to either;

          (d) with each set of financial statements delivered pursuant to Subsection 7.01(a) with respect to the third, sixth, ninth and twelfth month of each fiscal year of the Company, an Officers' Certificate certifying that the signers have reviewed the relevant terms of this Agreement (including Section 7.09) and have made, or have caused to be made under their supervision, a review of the transactions and condition of the Company and the Subsidiaries from the beginning of the accounting period covered by the statement of earnings being delivered therewith to the date of the certificate, and that such review has not disclosed the existence during such period of any Event of Default or Default or, if any such Event of Default or Default existed or exists, specifying the nature and period of existence thereof and the action the Company has taken or proposes to take with respect thereto; in addition, with each set of financial statements delivered pursuant to Subsection 7.01(a) with respect to the twelfth month of each fiscal year of the Company, an Officers' Certificate specifying (x) the insured value of the Aircraft, (y) the existence and nature of any changes in the insurance coverage required to be maintained by the Company under Section 7.10 and (z) if any Aviation Unit constituting a portion of the Aircraft is then being leased by the Company to another person, or operated by the Company under contract with another person, the name of such person and the term of the relevant lease or contract;

          (e) as soon as available after the end of each fiscal quarter of the Company, and in any event within 60 days after the end of each of the first three fiscal quarters of the Company and within 120 days after the end of the fourth fiscal quarter of the Company (i) a schedule of the Direct Expenses incurred by the Company and the Consolidated Subsidiaries during such quarter in such form and containing such information and detail as the Agent, or any Bank through the Agent, may request, (ii) a summary description of the Parts, by type of Aviation Unit to which such Parts are applicable, (iii) a list of the Receivables of the Company as at the end of such quarter, (iv) a list of the Trade Payables of the Company and the Consolidated Subsidiaries as at the end of such quarter, each such schedule, description and list to be in such form and contain such information and detail as the Agent, or any Bank through the Agent, may reasonably request, including, without limitation, as to such Receivables, agings thereof in the customary manner, identifying each obligor thereon and designating each such Receivable that is 210 days old, and as to such summary description of the Parts, the opening balance, withdrawals, additions and closing balance, and as to such Trade Payables, agings thereof in the customary manner, the supplier and the designation of each Trade Payable not paid pursuant to its payment terms and (iv) a written confirmation of the make and model, manufacturer's serial number and United States registration number of each Aviation Unit constituting a portion of the Aircraft, the month and year of purchase of each such Aviation Unit and the parish (or county) and state (or, if such Aviation Unit shall at the time be situated outside the United States, the country and province) of the current location of each thereof;

          (f) with each set of financial statements delivered pursuant to Subsection 7.01(a) with respect to the ninth month of each fiscal year of the Company, a copy of a pro forma consolidated balance sheet of the Company and the Consolidated Subsidiaries for the next succeeding fiscal year of the Company and pro forma consolidated statements of earnings, stockholder's equity and cash flows of the Company and the Consolidated Subsidiaries for the next succeeding fiscal year of the Company;

          (g) within 45 days after the end of each month of each fiscal year of the Company, and within 45 days after each Event of Loss, a Borrowing Base Certificate;

          (h)   on or before June 15 in each calendar  year,
the  written opinion of the Independent Appraiser as to  the
Appraised   Value  of  the  Aircraft,  as  contemplated   by
Subsection 9.03(a); and

          (i)    promptly  upon  request,  such   additional
financial or other information as the Agent, or any Bank through the Agent, may reasonably request.

     7.2 Books and Records. Maintain, and cause the Subsidiaries to maintain, proper books of record and account in accordance with generally accepted accounting practices in which true, full and correct entries will be made of all its dealings and business affairs.

     7.3 General Insurance. (a) Maintain, and cause the Subsidiaries to maintain insurance with responsible companies in such amounts and against such risks as is customarily carried on comparable businesses and properties, and furnish to any Bank, upon request, an Officers' Certificate containing full information as to the insurance carried; and promptly after notice in writing from the Agent, or any Bank through the Agent, obtain such additional insurance as the Agent, or any Bank through the Agent, may reasonably request and which is customarily carried on comparable businesses or properties. All policies of insurance maintained by the Company on the Parts shall name the Agent as an additional insured and any payment of claims thereunder shall be made payable to the Agent (without the necessity for the Company's joining in endorsing any check or otherwise accepting any payment) under a standard mortgagee loss payable clause satisfactory to the Agent and the Banks; provided, however, that such policies may provide that, with respect to proceeds of any particular claim, such proceeds not in excess of $500,000 may be paid by the insurers directly to the Company rather than to the Agent unless an Event of Default or Default shall have occurred and is continuing and the Agent shall have notified the insurer thereof.

          (b) Cause Samaritan to perform its obligations under Section IC of the Services Agreement relating to the arrangement of professional liability and general corporate liability insurance, or maintain on its own behalf in full force and effect policies of professional liability and general corporate liability insurance comparable to the insurance to be provided by Samaritan, as aforesaid, and at comparable cost.

     7.4 Maintenance of Property. Cause its property and the property of the Subsidiaries to be maintained, preserved, protected and kept in good repair, working order and condition so that the business carried on in connection therewith may be conducted properly and efficiently.

     7.5 Inspection of Property and Records. Permit any employee of any Bank or any other person designated by such Bank in writing to visit and inspect any of the properties, corporate books and financial records of the Company and the Subsidiaries and make copies and extracts therefrom and discuss the respective affairs and finances of the Company and the Subsidiaries with the officers, employees and independent public accountants (who are hereby so authorized), all at such times as such Bank may reasonably request.

     7.6 Existence, Laws, Obligations, etc. (a) Maintain, and cause each of the Subsidiaries to maintain, its corporate existence and its good standing and qualification to do business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect upon the business, prospects, earnings, properties or condition (financial or otherwise) of the Company or such Subsidiary, as the case may be; (b) pay and cause the Subsidiaries to pay all claims for labor, supplies, rent and other obligations which if unpaid might become a Lien against the property of the Company or a Subsidiary, except liabilities being contested in good faith by appropriate proceedings, and with respect to which adequate reserves shall have been established; (c) remain a citizen of the United States within the meaning of Section 101(16) of the Federal Aviation Act and an "air carrier" duly qualified as an "air taxi commercial operator" (or equivalent status permitting the Company to continue to conduct its business as presently conducted) under said Act;
(d) defend its title to the Collateral against the claims and demands of all persons whomsoever other than the Agent and the Creditors; (e) from time to time, at its own cost and expense, promptly take such action as may be necessary duly to discharge any Liens on the Collateral other than Permitted Liens; (f) pay or cause to be paid all taxes (including documentary stamp taxes), assessments and any other governmental charges lawfully levied or assessed upon the Notes or upon the Collateral or any portion thereof, upon the income from the Collateral, or upon the interest of the Agent or any Creditor in the Collateral, prior to the time when any fine, penalty, interest or cost may be added thereto or charged for the nonpayment thereof; (g) duly observe and conform to all requirements of any governmental authority relative to any portion of the Collateral and all covenants, terms and conditions upon or under which any portion of the Collateral shall at any time be held (except that the Company shall not be required to observe or conform to any such requirements of any governmental authority or to pay or cause to be paid any such tax, assessment or governmental charge so long as (i) the validity thereof shall be contested by it in good faith by proceedings which, in an opinion of counsel delivered to the Agent with a copy to each Creditor by counsel for the Company in any case involving an amount in excess of $25,000, are appropriate,
(ii) book reserves which, in the opinion of the Company's independent public accountants, are adequate have been established with respect thereto and (iii) the Company's title to the affected portion of the Collateral shall not be divested thereby and its right to use the affected portion of the Collateral shall not be adversely affected thereby); and (h) subject to the further provisions of this Section
7.06 to the extent that it is not legally prohibited from doing so, PAY, AND SAVE THE AGENT AND THE CREDITORS HARMLESS AGAINST any and all liability with respect to, any intangible personal property tax or other similar tax, now or hereafter in effect, of any jurisdiction in which any portion of the Collateral is or may be located, to the extent that the same may be payable by the Agent or any Creditor in respect of the Notes or the Security Documents; provided, however, that the Company shall not have any obligation to pay, or to indemnify the Agent or any Creditor against, any particular taxes, assessments or other governmental charges of the nature referred to above which arise solely by reason of the business, operations or activities conducted by the Agent or such Creditor in a particular jurisdiction or jurisdictions (other than any actions contemplated, required or permitted to be taken by the Agent or such Creditor by or pursuant to this Agreement or the Security Documents, including the execution, delivery and recording of the Security Documents, the creation of the Security Interest and any actions taken by the Agent or such Creditor or in respect of the Collateral, the Notes, the Security Documents or this Agreement, whether before or after the occurrence of a Default or Event of Default). The obligations of the Company under this Section 7.06 shall survive the payment or transfer of the Notes or any interest therein and the discharge of this Agreement and, without limiting the generality of Section 12.09, said obligations are herein assumed expressly for the benefit of, and shall be enforceable by, the Agent, the Creditors or any other holder of an interest in any Note.

     7.7 Notification of Defaults. Promptly, and in any case within 5 days after the Chairman of the Board, Vice Chairman of the Board, the Secretary or the Treasurer of the Company learns thereof, notify the Agent and each Bank in writing of the occurrence of a Default or an Event of Default hereunder and of the default of the Company or any Subsidiary under any other Indebtedness for Money Borrowed of the Company or such Subsidiary or any contract and of the nature thereof and what action the Company proposes to take with respect thereto.

     7.8 Election and Incumbency Certificate. Promptly after the annual meeting of the Company's stockholders, send to each Bank an Officers' Certificate of the election and incumbency of the Company's officers and directors in form and substance satisfactory to the Agent, and each Bank.

     7.9    Registration,  Maintenance,  Operation,  Foreign
Operations and Marking.

          (a) At its own cost and expense: (i) forthwith upon the delivery thereof, cause each portion of the Aircraft to be duly registered, and at all times thereafter to remain duly registered, in the name of the Company, under the Federal Aviation Act; it will not register any portion of the Aircraft under the laws of any country other than the United States of America as aforesaid and it will cause the Security Documents to be duly recorded and maintained of record in the Aircraft Registry and any other appropriate public offices as a first mortgage on, and as creating a prior perfected security interest in, the Aircraft and each portion thereof (including each portion which consists of an aircraft engine of 750 or more rated takeoff horsepower, or the equivalent of that horsepower, or a propeller capable of absorbing 750 or more rated takeoff shaft horsepower); (ii) maintain, service, repair, overhaul and test the Aircraft so as to maintain the Aircraft in such condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the Federal Aviation Act, and, in any event, in good repair, working order and operating condition, ordinary wear and tear excepted, and in compliance with any applicable requirements of law and of any governmental authority having jurisdiction (regardless of upon which person such requirements shall, by their terms, be nominally imposed), and from time to time it will make or cause to be made all necessary or appropriate repairs, restorations, replacements and renewals thereof and additions or improvements thereto, and in furtherance thereof (subject to Section 9.01 and the provisions of this Agreement specifying the obligations of the Company upon the occurrence of Events of Loss) will promptly replace aircraft engines and all Parts of whatever nature which, originally or from time to time, have been incorporated in or installed as part of the Aircraft, or any portion thereof, and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever, and each replacement portion shall be free and clear of all Liens (other than Permitted Liens) and rights of others and shall be in as good operating condition as, and shall have a value and utility at least equal to that of, the replaced portion (assuming that such replaced portion shall have been in the condition and state of repair required to be maintained under the terms hereof); (iii) maintain all records, logs and other materials required by the Federal Aviation Administration, and any other governmental authority having jurisdiction, to be maintained in respect of the Aircraft, regardless of upon which person any such requirements shall, by their terms, be nominally imposed, and the Company will comply with all applicable maintenance, service, repair and overhaul manuals and service bulletins published by or on behalf of the manufacturers of the Aircraft; (iv) at such times as any Bank may reasonably request, through the Agent, furnish to the Agent, with a copy to each Bank, statements regarding the condition and state of repair of the Aircraft, in such detail as such Bank, through the Agent, may reasonably request; and (v) procure and pay for all permits, franchises, inspections and licenses necessary or appropriate in connection with the Aircraft or any repair, restoration, replacement, renewal, addition or improvement with respect to the Aircraft, the failure to procure which might have an adverse effect on any Aviation Unit or Units constituting a portion of the Aircraft, or any interest of the Creditors therein or in respect thereof. The Company further covenants that the Aircraft will not be (x) maintained, used or operated in violation of any law or any rule, regulation or order of any governmental authority having jurisdiction, or in violation of any airworthiness certification, license or registration relating to the
Aircraft issued by any such governmental authority or (y) used or operated at any time that the full amount of insurance required by Section 7.10 to be carried with respect thereto shall not be in effect. The Company further covenants (A) that no portion of the Aircraft, the Appraised Value of which is used to determine the Borrowing Base will be used, operated or situated at any time or for any period outside the continental United States; provided that such Aircraft may be taken from the continental United States to Mexico or Canada for the purpose of transporting individuals requiring medical care but only if the Security Interest with respect to such Aircraft is not jeopardized thereby; and (B)(1) the Company shall maintain with respect to the Aircraft used, operated or situated outside the continental United States hull war risk insurance (including insurance against war, strikes, riots, civil commotion, acts of persons for political or terrorist purposes, malicious acts, acts of sabotage, hijacking, confiscation and nationalization, except confiscation and nationalization by the United States), extending throughout the world, which insurance shall be made payable to the Agent, for the benefit of the Creditors under a standard mortgagee loss payable clause satisfactory to the Agent and each Creditor, or (2) the Company shall have entered into such other protective arrangements with respect to such Aircraft used, operated or situated outside the continental United States as shall be acceptable to the Agent and each Creditor.

          (b) At all times affix to and maintain in each portion of the Aircraft consisting of an Aviation Unit, adjacent to the airworthiness certification therein, a metal nameplate bearing the following inscription in plain, distinct and conspicuous lettering:

     "THIS EQUIPMENT IS OWNED BY AIR EVAC SERVICES, INC. SUBJECT TO A MORTGAGE IN FAVOR OF NATIONSBANK OF TEXAS, N.A., WHITNEY NATIONAL BANK AND FIRST NATIONAL BANK OF COMMERCE (THE "BANKS"). ANY BUYER OR OTHER ENCUMBRANCER OF THIS EQUIPMENT IS HEREBY PUT ON NOTICE THAT THE SALE OR CREATION OF AN ENCUMBRANCE BY AIR EVAC SERVICES, INC. TO OR IN FAVOR OF SUCH BUYER OR ENCUMBRANCER IS IN VIOLATION OF THE AFORESAID MORTGAGE UNLESS AND UNTIL SUCH BUYER OR ENCUMBRANCER SHALL HAVE RECEIVED FROM SAID NATIONSBANK OF TEXAS, N.A., AS AGENT FOR THE BANKS, A WRITTEN STATEMENT TO THE EFFECT THAT SUCH EQUIPMENT HAS BEEN DULY RELEASED FROM THE SECURITY INTEREST OF SAID MORTGAGE."

The Company will promptly replace any part of such nameplate which may be removed, defaced or destroyed, and in the event that any person shall, in accordance with the terms of this Agreement, succeed to the position of the Company or the Creditors named on any such nameplate, the Company will promptly replace such nameplate with a nameplate inscribed with the name of such successor. Except as above provided, the Company will not permit or suffer the name of any person other than the Company to be placed on any portion of the Aircraft as a designation that might be interpreted as a claim of ownership or a right to the possession or use thereof.

          (c) Hangar the Aircraft principally in Phoenix, Arizona, and although any Aviation Unit may from time to time, and for various periods of time, operate in the normal course of business outside said city and state, it is intended and agreed that such Aviation Unit shall remain principally hangared, and in that sense located, in Phoenix, Arizona.

     7.10 Insurance with Respect to the Aircraft.

          (a) Without limiting the generality of Section 7.03, at its own cost and expense, maintain, with insurers of recognized national stature and responsibility satisfactory to the Agent and the Creditors, insurance policies insuring against loss or damage to the Aircraft from such risks and in such amounts as a prudent person would maintain on similar properties; provided, however, that, without the prior written consent of the Agent and the Creditors, the Company will not permit or suffer the Aircraft to be insured on any basis or to any extent other than that upon which the other Aviation Units in the Company's fleet shall be insured, and, in any event, the Company will not permit or suffer the amount of such insurance for each occurrence, less the deductible, if any, with respect thereto, at any time to be less than the Appraised Value of the Aircraft. The policies required by this Subsection 7.10(a) to be maintained shall name the Agent as an additional insured with respect to the Aircraft and any payment of claims thereunder shall be made payable to the Agent (without the necessity for the Company's joining in endorsing any check or otherwise accepting any payment) under a standard mortgagee loss payable clause satisfactory to the Agent and the Creditors; provided, however, that such policies may provide that, with respect to proceeds of any particular claim, such proceeds not in excess of $500,000 may be paid by the insurers directly to the Company rather than to the Agent unless an Event of Default or Default shall have occurred and be continuing and the Agent shall have notified the insurer thereof. To the extent that such insurance coverage shall be available, such policies shall further provide that (v) in respect of the interest of the Agent and the Creditors in such policies, the insurance shall not be invalidated by any action or inaction of the Company or any other person, (w) the Agent's and Creditors' interest shall be insured regardless of any breach or violation by the Company of any warranties, declarations or conditions contained in such policies, (x) the insurers waive all rights of subrogation against the Company, the Agent and each Creditor, (y) the insurers waive any right to any set-off, counterclaim or deduction, whether by attachment or otherwise, in respect of any liability of the Company and (z) such insurance will not be invalidated by any foreclosure or other remedial proceedings or notices thereof relating to the Aircraft or any portion thereof or interest therein, or by any change in the title to or ownership of the Aircraft or any portion thereof or interest therein, or by the use or operation of the Aircraft or any portion thereof for purposes more hazardous, or in a manner more hazardous, than shall have been permitted by such policies. No such policy shall contain a provision reducing or eliminating the liability of the insurer thereunder for any loss by reason of the existence of other insurance policies covering the Aircraft or any portion thereof against the peril involved, whether collectible or not. As between the Agent and the Creditors and the Company, all insurance proceeds received as the result of the occurrence of an Event of Loss shall be applied in accordance with Subsection 9.02(a), and all insurance proceeds received as the result of loss or damage not constituting an Event of Loss shall be applied in accordance with Subsection 9.02(b).

          (b) At its own cost and expense, maintain, with insurers of recognized national stature and responsibility satisfactory to the Agent and the Creditors, insurance policies with respect to the Aircraft insuring against loss or damage to the person and property of others from such risks and in such amounts as a prudent person would maintain in similar circumstances (including passenger legal liability insurance); provided, however, that the Company will maintain public liability (including passenger legal liability) and property damage insurance applicable to the Aircraft in an amount which shall not be less than $20,000,000 per accident, subject to a deductible not in excess of $50,000. The policies required by this Subsection 7.10(b) to be maintained shall name the Agent for the equal and ratable benefit of the Creditors as an additional insured with respect to the Aircraft, and, to the extent available, shall insure the Agent's and Creditors' interest regardless of any breach of or violation by the Company of any warranties, declarations or conditions contained in such policies and shall provide that the insurers waive all rights of subrogation against the Company, the Agent and each Creditor and that the insurers waive any right to any set-off, counterclaim or deduction, whether by attachment or otherwise, in respect of any liability of the Company. No such policy shall contain a provision reducing or eliminating the liability of the insurer thereunder for any loss by reason of the existence of other insurance policies covering the Aircraft or any portion thereof against the peril involved, whether collectible or not.

          Each  insurance policy required by this subsection
(b) to be maintained by or on behalf of the Company shall expressly provide that all the provisions thereof, except the limits of liability (which shall be applicable to all insureds as a group) and liability for premiums (which shall be solely a liability of the Company), shall operate in the same manner as if there were a separate policy covering each insured.

          (c) Upon request, furnish to the Agent, with a copy to each Creditor, and in any event within 120 days after the end of each fiscal year of the Company, a certificate signed by the Company's independent insurance broker or consultant summarizing the insurance then maintained by or on behalf of the Company pursuant to this
Section 7.10 and stating that, in the opinion of said broker or consultant, such insurance complies with the terms hereof.

          The Company will, and every insurance policy required by this Section 7.10 to be maintained by or on behalf of the Company shall provide that the insurer will,
(i) advise the Agent and each Creditor in writing promptly of any default in the payment of any premiums or of any other act or omission on the part of the Company or any other person of which it shall have knowledge and which might invalidate or render unenforceable, in whole or in part, any such insurance and (ii) advise the Agent and each Creditor in writing, at least thirty days prior thereto, of the expiration or cancellation or any reduction or any material change in the coverage of any such insurance (each such policy to provide that no such cancellation, reduction or change will be effective until thirty days after such notice is given). The Company will advise the Agent and each Creditor in writing promptly of any notice or other communication received from any insurer by which such insurer indicates that it may seek to suspend, terminate or change any insurance required by this Section 7.10 to be maintained by or on behalf of the Company.

     7.11 Recording, Etc. Forthwith upon the execution and delivery of this Agreement and thereafter from time to time, cause the Security Documents and all other documents and notices with respect thereto (including financing statements and continuation statements, if any), to be promptly filed, registered or recorded (and the Company will cause any such filing, registration and recording to be continued in effect) to such extent, in such manner and in such places (including the Aircraft Registry) as may be necessary or appropriate under any present or future law in order to publish notice of and fully to preserve and protect the validity and priority of the Security Interest, and the interest of the Agent and the Creditors, in the property comprising or intended to comprise the Collateral (including any portion of the Aircraft or any Part which consists of an aircraft engine of 750 or more rated takeoff horsepower, or the equivalent of that horsepower, or a propeller capable of absorbing 750 or more rated takeoff shaft horsepower), and from time to time will perform or cause to be performed any and all other actions, and will execute and deliver or cause to be executed and delivered and filed, registered or recorded any and all other documents, that may be required by applicable law or requested by any Creditor for such publication, preservation and protection. The Company will pay or cause to be paid all filing, registration and recording taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution, delivery and acknowledgment of this Agreement, the Security Documents, financing statements, continuation statements, if any, and other such documents, and all stamp taxes and other taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Agreement, the Security Documents, financing statements, continuation statements and other such documents.

          The Company will deliver to the Agent (a) promptly after the execution and delivery of any Security Document which subjects additional Collateral other than Aviation Units to the Security Interest, an opinion of legal counsel satisfactory to the Creditors stating either (i) that such Security Document and all other documents have been properly filed, registered and recorded to the extent required by this Section 7.11, and reciting the details of such action or referring to prior opinions of counsel in which such details are given, or (ii) that no such action is necessary to maintain the Security Interest, as so required, and
(b) within 45 days after a written request from the Agent or any Creditor, but in no event more than once during each calendar year, an opinion of legal counsel satisfactory to the Creditors (i) stating that all action has been taken with respect to the filing, registration, recording, refiling, re-registration and re-recording of the Security Documents and all other documents as is necessary to maintain the Security Interest, as required under this Agreement and the Security Documents (including the Security Interest on any property acquired by the Company after the date of execution and delivery of the Security Documents and owned on the date of such request which is intended to be subject to the Security Interest), and reciting the details of such action or referring to prior opinions of counsel in which such details are given, and (ii) describing what if any action of the foregoing character may reasonably be expected to become necessary in the future to maintain the Security Interest, as so required, in the Collateral.

     7.12 Material Adverse Change. Notify each Bank promptly of the occurrence of any material adverse change with respect to the business, prospects, earnings, properties or condition, financial or otherwise, of the Company or of the Company and the Subsidiaries taken as a whole since the Effective Date (including, without limitation, any downward valuation by the Company or any Subsidiary of the Aviation Units or any determination by the Company or any Subsidiary that a significant portion of its Receivables is uncollectible). If at any time any Bank notifies the Company through the Agent that it believes that the value of the Aircraft to be less than the Appraised Value of the Aircraft, the Company will, at its own cost and expense, forthwith submit to the Agent, with a copy to each Bank, such new written opinions of the Independent Appraiser as the Agent, or such Bank through the Agent, shall reasonably require.

     7.13 Further Assurances. At any time and from time to time, promptly, at its own cost and expense, the Company will do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, any and all such further acts, instruments, mortgages, security agreements, lockbox or similar agreements, financing statements, continuation statements and assurances as the Agent or any Creditor through the Agent shall reasonably require to obtain the full benefits of the estates, interests, rights, powers, privileges, and immunities granted herein and in the Security Documents and for the better mortgaging, hypothecating, pledging, assuring and confirming to or with the Creditors, or for the protection or continuance of protection of the validity and priority of the Security Interest in, all or any portion of the Collateral by the Security Documents mortgaged, hypothecated or pledged, or intended hereby or thereby to be mortgaged, hypothecated or pledged, to or with the Creditors or which the Company may be or may hereafter become bound to mortgage, hypothecate or pledge to or with the Creditors.

     7.14 Change of Control. Notify the Agent and each Bank forthwith if at any time Carroll Wilson Suggs ("C.W. Suggs") shall cease to own the Control Stock (hereinafter defined), and at any time thereafter, upon the written demand of the Agent given at the request of the Majority Banks, pay to the Agent, for the ratable account of the Banks, the entire unpaid principal amount of the Notes, together with accrued interest thereon on the date specified in such demand, which date shall not be less than 30 days after the date of such demand; provided, however, if C.W. Suggs shall cease to own the Control Stock solely because of the death of C.W. Suggs, then, if and so long as the Control Stock is owned by the estate of C.W. Suggs and the successor trustees of trusts created under the will of Robert L. Suggs (the "Successor Trustees") (collectively, the "Substitute Control Group"), such demand by the Agent shall be given only during the period from and including the date that is 273 days after the death of C.W. Suggs to and including the date that is 365 days after her death; provided further that if at any time after the death of C.W. Suggs the Control Stock shall cease to be owned by the Substitute Control Group, the terms of the preceding proviso shall thereupon cease to apply and such demand for payment may thereupon and at any time thereafter be given. As used in this Section 7.14, the term "Control Stock" shall mean that number of shares of the capital stock of PHI which is sufficient to give the holder or holders thereof the power to elect all of the members of the board of directors of such corporation; Control Stock shall be deemed "owned" only if owned both legally and beneficially; provided that in the case of stock owned by the estate of C.W. Suggs, the interest therein of heirs and devisees shall be disregarded until any of such stock is transferred from the estate to any such heir or devisee; provided further that for purposes of this Section 7.14, including for purposes of the representation and the warranty given in the next sentence, C.W. Suggs or the Successor Trustees, as the case may be, shall be deemed to own stock which is owned by Carroll W. Suggs, Robert L. Suggs, and Frank A. Suggs or any trust created under the will of Robert L. Suggs for so long as C.W. Suggs or the Successor Trustees, as appropriate, has the right to vote such stock. Subject to the last proviso of the immediately preceding sentence, the Company represents and warrants that according to the stock records of the Company, and to the best of the Company's knowledge, C.W. Suggs owns the Control Stock.

     7.15 Location of Parts. Notify each Creditor and the Agent promptly in the event that $50,000 of Parts (valued at the lower of average cost or market) are located at any location other than those enumerated in the Security Agreement, and take such actions as the Creditors and the Agent may reasonably request to subject such Parts to the Security Interest.

8. NEGATIVE COVENANTS. So long as the principal amount of any Borrowing or any amount of interest accrued under the Notes or any commitment or Agent's fees, or any expense, compensation, reimbursement or other amounts payable by the Company shall remain unpaid or any Bank shall have any Commitment hereunder, the Company will not, unless the Majority Banks shall otherwise consent in writing:

     8.1 Limitation on Amendments. Enter into any material amendment, modification or waiver of any term or provision of the Services Agreement without the prior written consent of the Majority Banks.

     8.2   Restricted  Payments.   Directly  or  indirectly,
through any Subsidiary or otherwise, declare or make or incur any liability to make any Restricted Payment.

     8.3 Capital Expenditures. Approve, incur or commit to incur, or permit any Consolidated Subsidiary to approve, incur or commit to incur, any capital expenditures if, after giving effect thereto, the aggregate amount of all such expenditures for the Company and the Consolidated Subsidiaries in any fiscal year would exceed the sum of (a) the cash proceeds, net of direct selling expenses, received by the Company or any Consolidated Subsidiary from the sale of any plant, property, equipment or other capital asset during such fiscal year, plus (b) $2,000,000. Notwithstanding any of the foregoing, the Company will not approve, incur or commit to incur, or permit any Consolidated Subsidiary to approve, incur or commit to incur, any capital expenditures during the continuance of an Event of Default.

     8.4  Intentionally Deleted.

     8.5 Liens, Etc. Create or permit to exist or permit any Subsidiary to create or permit to exist any Liens (including, with respect to the Collateral, any Lien subordinate to the Security Interest) on any of its property or assets, real or personal, except the following (the following being sometimes in this Agreement collectively referred to as the "Permitted Liens"):

          (a)  the Security Interest;

          (b) liens for taxes either not yet delinquent or being contested in accordance with the provisions of Section
7.06;

          (c) materialmen's, mechanics', workmen's, repairmen's, vendor's, employees' or other like liens arising in the ordinary course of business for amounts the payment of which shall not be delinquent, or which shall have been bonded, or the enforcement of which shall have been suspended (but then only for the duration of such suspension);

          (d) liens arising out of judgments or awards against the Company or a Subsidiary (provided, however, that any such lien is discharged within 60 days after entry, or that the Company or such Subsidiary at the time shall in good faith be prosecuting an appeal or proceedings for review of such judgment or award and a stay of execution shall have been granted pending such appeal or proceedings, or that such lien shall have been bonded);
          (e)   leases of the Aircraft permitted by  Section
8.15 and leases, other than Capital Leases, of any Aviation Unit not constituting a portion of the Aircraft;

          (f) liens created by statute or lease agreement in favor of the landlord, as such, of any land upon which any portion of the Collateral is or may be located, which liens arise in the ordinary course of business and secure amounts the payment of which shall not be delinquent; provided, however, that any such lien shall be junior and subordinate to the Security Interest; and

          (g) liens described on Schedule II attached hereto, provided that as long as this Agreement shall remain in effect, (i) the Indebtedness secured by such liens shall not increase in amount or in the actual or implicit interest rate payable thereon and shall not have the maturity of any principal payment due thereunder shortened and (ii) no such lien shall extend to or cover any property other than the property subject to such lien on the Effective Date; and

          (h) to the extent that the same may be characterized as constituting a Lien, any statutory or other rights of offset or seizure in favor of the federal or any state government in connection with Government Receivables.

The Company covenants that if it or any Subsidiary shall create or assume any mortgage, pledge, security interest, encumbrance, lien or charge of any kind upon any of its property or assets, whether now owned or hereafter acquired, other than Permitted Liens, it will make or cause to be made effective provisions whereby the Notes will be secured by such mortgage, pledge, security interest, encumbrance, lien or charge equally and ratably with any and all other
Indebtedness thereby secured as long as any such other Indebtedness shall be so secured.

     8.6 Limitations on Indebtedness for Money Borrowed. Create, assume, incur, guarantee or in any manner become liable, or permit any Subsidiary to create, assume, incur, guarantee or in any manner become liable, contingently or otherwise, in respect of any Indebtedness for Money Borrowed, except for the Notes.

     8.7 Investments. Make or acquire, or permit any Subsidiary to make or acquire, any investment in shares of the capital stock of any person which is neither a Subsidiary nor a corporation "Controlled" by the Company within the meaning of the second sentence of the definition of "Affiliate" in Article 1, or any options, warrants or other rights to purchase or acquire such shares, or any securities convertible into or exchangeable for such shares (whether or not with additional consideration).

     8.8    Nature  of  Business.   Engage,  or  permit  any
Subsidiary to engage, in any line of business materially different from any line of business carried on by the Company or such Subsidiary on the Effective Date.

     8.9 Stock of Subsidiaries, Merger, Sale of Assets, Etc. Permit any Subsidiary to issue or dispose of its stock (other than directors qualifying shares) except to the Company or to another Subsidiary, and the Company will not, and will not permit any Subsidiary to, sell or otherwise dispose of any shares of stock of, or obligation (howsoever evidenced) from, any Subsidiary, or merge or consolidate with any other corporation or sell, lease or transfer or otherwise dispose of all or a substantial part of its assets, except that

          (a) any corporation may merge or consolidate with the Company or a Subsidiary provided that the Company or such Subsidiary shall be the continuing or surviving corporation and shall not be a subsidiary of another person, and

          (b) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to the Company or another Subsidiary, or may merge or consolidate with the Company or with another Subsidiary.

     8.10 Change in Accounting Method. Make, or permit any Subsidiary to make, any change in accounting principles or methods or in the application thereof from those followed in the financial statements referred to in Subsection 5.02(a) of the PHI Loan Agreement if any such change would affect any computation or calculation made pursuant to this Agreement, except for changes in which the Company's independent public accountants shall concur and with respect to which the Banks shall have given their prior written consent; provided, however, if no such consent is given by the Banks, the Company may make such changes so long as it shall maintain separate financial statements for purposes of this Agreement that are consistent in accounting principle, method and application with those followed in the preparation of the financial statements referred to in Subsection 5.02(a) of the PHI Loan Agreement.

     8.11  Sale of Receivables and Parts.   Sell, or  permit
any  Subsidiary  to  sell, any of its Receivables  or  notes
receivable  or   sell any of the Parts  other  than  in  the
ordinary course of business.

     8.12 Tax Consolidation. File or permit or suffer to be filed any consolidated income tax return with any person other than PHI and a Subsidiary.

     8.13 Chief Executive Office; Registered Office. Move either its chief executive office or registered office from the respective locations set forth in Section 5.14.

     8.14 Transactions with Affiliates. Enter into or be a party to, or permit any Subsidiary to enter into or be a party to, any transaction (including the purchase, sale or exchange of any property or the rendering of any services) with any Affiliate except in the ordinary course of business of the Company or such Subsidiary and except upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would obtain in a comparable arm's-length transaction with a person not an Affiliate.

     8.15 Leasing. Lease, or permit or suffer to be leased, any portion of the Aircraft except pursuant to a written lease which shall contain terms expressly subjecting and subordinating the leasehold interest to the Security Interest and to the rights of the Agent and the Banks hereunder (a copy of which lease agreement shall have been furnished to each Bank), and the Company will not assign or otherwise transfer to any person any of its rights under any such lease.

     8.16 Limitation on Amount of Revolving Credit Loans. Permit at any time the aggregate outstanding principal amount of the Revolving Credit Loans to exceed the lesser of
(i) $5,000,000 and (ii) the Borrowing Base; provided, however, that the Company may have Revolving Credit Loans in an aggregate principal amount (the "Overadvance Amount") which is in excess of the Borrowing Base (but not in excess of the $5,000,000 representing the Banks' Commitments) and which does not at any time exceed an additional 26% of the Appraised Value of the Aircraft (for a total of 76% of such Appraised Value), but only so long as the Overadvance Amount does not exceed the Available PHI Borrowing Base.

     8.17  Limitation on Prepayments on Funded Indebtedness.
Prepay, or permit any Consolidated Subsidiary to prepay, any Funded Indebtedness prior to its due date (except the Funded Indebtedness evidenced by the Notes).

     8.18 Loans and Advances to Other Persons. Make or permit to remain outstanding, or permit any Subsidiary to make or permit to remain outstanding, any loan or advance to any person, except for travel advances to employees in the ordinary course of business and other loans and advances to non-officers as is normal and customary; provided, however the aggregate amount of all such travel advances and other loans and advances permitted under this Subsection 8.18 shall not at any time exceed $100,000.

     8.19 Hazardous Materials. Cause or permit, or allow any of the Subsidiaries to cause or permit, any Hazardous Materials to be placed, held, used, located or disposed of on, under or at any of such person's property or any part thereof by any person in a manner which could reasonably be expected to have a material adverse effect upon the financial condition, business, properties or operations of the Company and the Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement, the Notes or any of the Security Documents, or cause or permit any part of any of such person's property to be used as a manufacturing, storage or dump site for Hazardous Materials, where such action could reasonably be expected to have a material adverse effect upon the financial condition, business, properties or operations of the Company and the Subsidiaries taken as a whole or the ability of the Company to perform its obligations under this Agreement, the Notes or any of the Security Documents, or cause or suffer any Lien to be recorded against any of such person's property as a consequence of, or in any way related to, the presence, remediation, or disposal of Hazardous Materials in or about any of such person's property, including any so-called state, federal or local "superfund" Lien relating to such matters, which, together with all other such Liens, secures obligations which in the aggregate exceed $500,000.

9.   POSSESSION,  USE, VALUATION AND RELEASE OF  COLLATERAL;
     APPLICATION   OF   PROCEEDS   THEREOF;   ADDITIONS   TO
     COLLATERAL.

     9.1 Possession and Use of Collateral. Unless and until an Event of Default shall have occurred and be continuing, the Company may remain in full possession, enjoyment and control of the Collateral, may manage, operate and use the same and each portion thereof and may take and use the tolls, rents, issues, profits, receipts, products, revenues and other income thereof, except as otherwise expressly provided in this Agreement or any Security
Document; provided, however, that, as a condition to the foregoing privilege of the Company, the possession, enjoyment, control, management, operation and use of the Collateral shall at all times be maintained and conducted in accordance with the requirements of this Agreement and the Security Documents.

          Anything in this Agreement or the Security Documents to the contrary notwithstanding, the Company may, at its own cost and expense, remove from any Aviation Unit constituting a portion of the Aircraft, in the ordinary course of maintenance, service, repair, overhaul or testing, any aircraft engine or any Parts, whether or not worn out, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; provided, however, that the Company shall have fully complied with the provisions of Subsection 7.09(a) of this Agreement as if such removed aircraft engine or Parts shall have been worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use. Any aircraft engine and all Parts at any time removed from any Aviation Unit constituting a portion of the Aircraft shall, no matter where located, remain subject to the Security Interest until the Company shall have fully complied with the provisions of
Section 7.11 with respect to each such aircraft engine and such Part.

          It is expressly agreed that, anything herein contained to the contrary notwithstanding, the Company shall remain liable under any and all purchase orders and contracts relating to the construction or acquisition of the Aircraft or any portion thereof to perform all its obligations thereunder, all in accordance with and pursuant to the terms and provisions thereof, and neither the Agent nor any Creditor shall have liability under any of the foregoing by reason of or arising out of the action taken by the Company in the granting of the Security Interest, nor shall the Agent or any Creditor be required or obligated in any manner to perform or fulfill any obligation of the Company under or pursuant to any such purchase orders or contracts.

          Upon, but not before, (a) the occurrence of an Event of Default and the automatic acceleration of the Notes pursuant to clause (a) of Section 10.02 or the making of the request or the granting of the consent required by clause
(b) of Section 10.02, the Agent may, with the consent of the Majority Banks and shall upon the request of the Majority Banks, notify any and all account debtors or obligors on the Receivables of the Company, other than Government Receivables, to make payment on all such Receivables to the Agent for application as provided in Section 10.05, and take such action as is permitted by law to have payment made to the Agent on Government Receivables, and, subsequent to the occurrence of an Event of Default, any proceeds of Receivables received by the Company shall be held in trust by the Company for the account of the Agent and the Creditors, shall not be commingled with any other funds, accounts, monies or property of the Company and, upon receipt thereof by the Company shall be promptly accounted for, paid over, transmitted and delivered to the Agent for the benefit of the Creditors in the form received by the Company. The Company agrees to assist the Agent in all such collection efforts.

          The Company hereby agrees that it will not, except as expressly permitted by this Agreement, take, suffer or omit to take any action the taking, suffering or omission of which might result in an impairment of the Collateral or any portion thereof, or the Security Interest therein. Without limiting the generality of the foregoing, the Company agrees that it will not sell, transfer or otherwise dispose of, lease, or create or suffer to exist any Lien on, all or any portion of the Collateral except as and to the extent permitted by the express terms of this Agreement.

     9.2  Loss, Restriction, Requisition, Etc.

          (a) If an Event of Loss shall occur, the Company shall forthwith (and, in any event, within 20 days after such occurrence) give the Agent and each Bank notice of such Event of Loss. Any amounts received by the Agent representing payment of insurance proceeds or payment from any governmental authority or other person with respect to any condemnation, requisition, confiscation, theft or seizure of, or requisition of title to or use of, or loss or damage to, the Aircraft or any portion thereof resulting in the occurrence of such Event of Loss, net of the direct expenses of collecting such insurance proceeds or other payments and net of the taxes payable upon or occasioned by such Event of Loss, shall be paid, ratably, to the Banks for application to the principal installments due under the Term Loans in the inverse order of their respective due dates, provided, however, if, at the time of such prepayment, there is no aggregate principal amount outstanding under the Term Loans, the Company may prepay the Revolving Credit Loans and the respective Commitment of each Bank shall be permanently and ratably reduced by the amount of such prepayment. If, as a result of such Event of Loss, the Company shall not be in compliance with Section 8.16, the Company also shall, within 40 days after the occurrence of such Event of Loss,
(x) elect to take one or more of the following actions in respect of such Event of Loss and (y) give the Agent and each Bank notice of which action it has elected to take (said written notice being hereinafter in this Subsection 9.02(a) called the "Notice of Election"):

               (i) the Company may subject to the Security Interest one or more Aviation Units (provided, however, that any such other Aviation Units must be acceptable to the Agent and each Creditor), having an aggregate Appraised Value (in the case of single-wing aircraft or other Aviation Units more than one year old, as specified by the Independent Appraiser in a written opinion addressed and delivered to the Agent and each Creditor) at least equal to the Appraised Value (determined prior to such Event of Loss) of the Aircraft affected by such Event of Loss and in respect of which the Notes shall not have been prepaid pursuant to clause (ii) below; and, in the event of the Company's election to take such action, the Company shall, within 45 days after the delivery of the Notice of Election, take Appropriate Actions; or

               (ii) the Company may prepay principal on the Term Loan Notes in an amount equal to the amount necessary to cause the Company to be in compliance with Subsection 8.16, provided, however, if, at the time of such prepayment, there is no aggregate principal amount outstanding under the Term Loans, the Company may prepay the Revolving Credit Loans and the respective Commitment of each Bank shall be permanently and ratably reduced by the amount of such prepayment; and in the event of the
          Company's election to take such action, the Company shall, in the Notice of Election, specify the principal amount of the Loans to be repaid and designate a date for prepayment which shall be no later than 45 days after the date of the occurrence of such Event of Loss, and on such date such aggregate principal amount of the Loans, together with interest thereon to the date of such prepayment, shall become due and payable. All such prepayments shall be applied as set forth in Subsection 3.02(d) and shall be paid without any premium or penalty except as provided in Subsection 3.02(d).

Upon or concurrently with full compliance by the Company with the foregoing provisions of this Subsection 9.02(a), the Company may make written request of the Agent to release from the Security Interest in accordance with Subsection 9.05(b) any Aircraft which is the subject of an Event of Loss.

          In  the  event  that the Agent shall  receive  any
insurance proceeds or payments from any governmental authority or other person in connection with the occurrence of such Event of Loss, such amounts shall be held by the Agent as a portion of the Collateral and may be invested in accordance with the provisions of Subsection 9.02(c). Such amounts shall be paid to the Company upon written request by the Company, but only after the Company shall have fully complied with the foregoing provisions of this Subsection 9.02(a) and only if, at the time of such payment, the Agent shall not have any actual knowledge that any Default or Event of Default shall have occurred and then be continuing, or will exist immediately after such payment.

          (b) If any Aircraft or any portion thereof shall be condemned, requisitioned, confiscated, stolen, seized, lost or damaged or its title or use requisitioned, and such action shall not result in an Event of Loss, the Company will promptly take the action required by Section 7.09 with respect to the repair and replacement thereof, and, in the event of any such condemnation, requisition, confiscation, requisition of title or use, the Company will forthwith (and, in any event, upon the earlier of the Business Day next preceding the date upon which a Borrowing Base Certificate is to be delivered hereunder or 10 days after such occurrence) notify the Banks in writing and, forthwith upon receipt by the Company, will deposit with the Agent any award or purchase price received by the Company in connection therewith (the Company hereby assigning to the Agent for the equal and ratable benefit of the Creditors all its rights and interest in and to any and all such awards or purchase price and hereby agreeing to execute and deliver, upon the request of the Agent or any Creditor, any and all assignments and other instruments deemed by the Agent or such Creditor to be necessary or desirable for the purpose of confirming or further evidencing the assignment by the
Company of the aforesaid awards or purchase price to the Agent for the benefit of the Creditors free and clear of any and all Liens of any kind or nature whatsoever created by the Company). Any amounts received by the Agent representing payment of insurance proceeds or payment from any governmental authority or other person with respect to any condemnation, requisition, confiscation, theft or seizure of, or requisition of title to or use of, or loss or damage to, the Aircraft or any portion thereof that shall not result in an Event of Loss will be applied by the Agent to reimburse the Company for (but only after its completion
of) the repair or replacement of the affected portion of the Aircraft, but such reimbursement shall be made only (x) if, at the time of such reimbursement, the Agent shall not have any actual knowledge that any Default or Event of Default shall have occurred and then be continuing, or will exist immediately after such reimbursement, and (y) upon receipt by each Bank, in form and substance satisfactory to such Bank, of an Officers' Certificate requesting such reimbursement, describing the costs incurred by the Company for which it is requesting reimbursement and certifying that
(i) there is not any outstanding Indebtedness for the purchase price or construction of said repairs or replacements, or for labor, wages, materials or supplies in connection with the making thereof, which, if unpaid, might become the basis for a vendor's, mechanic's, laborer's, materialman's, statutory or other similar lien upon said repairs or replacements or any portion thereof, or which might materially impair the security afforded by said repairs or replacements; (ii) no Default or Event of Default has occurred and is then continuing, or will exist immediately after such reimbursement; (iii) no part of the amount requested for reimbursement has been or is being made the basis, in any previous or then pending application, for the withdrawal of any other proceeds under this subsection
(b); and (iv) the affected portion of the Aircraft, as so repaired or replaced, is of a value not less than the value thereof immediately preceding such condemnation, requisition, confiscation, theft, seizure, requisition of title or use, loss or damage and, in any event, is in the condition required by Section 7.09 to be maintained. If, with respect to any particular loss, the Agent shall not have notified the insurers that any Default or Event of Default has occurred and is continuing, the proceeds attributable to such loss not in excess of $500,000 may be paid by the insurers directly to the Company, provided, such proceeds shall be applied by the Company (and the Company, by acceptance of such proceeds, covenants so to apply such proceeds) to the cost of repairing, restoring or replacing the property destroyed or damaged; and any portion of such proceeds remaining after such application may be retained by the Company. All proceeds attributable to such loss in excess of $500,000 shall be directly paid by the insurers, or, if the Company shall receive such proceeds, the Company shall promptly surrender such proceeds, to the Agent for the ratable benefit of the Creditors. In all instances, other than those described in the two immediately preceding sentences, such proceeds shall be directly paid by the insurers, or, if the Company shall receive such proceeds, the Company shall promptly surrender such proceeds, to the Agent for the ratable benefit of the Creditors.

          (c) All insurance proceeds and payments from any governmental authority or other person received by the Agent in connection with any loss or taking of, or damage to, the Collateral, shall be held by the Agent for the benefit of the Creditors as a portion of the Collateral. Any such proceeds and payments shall be invested and reinvested by the Agent in Investment Securities in accordance with written instructions received from the Company, and
Investment Securities purchased with such proceeds and payments shall also be held by the Agent for the benefit of the Creditors as Collateral.

          Any Aircraft subject to an Event of Loss or subject to the provisions of Subsection 9.02(b) shall not be included in Aircraft for the purpose of determining the Borrowing Base.

     9.3  Valuation of Aircraft, Etc.

          (a) The Company will deliver or cause to be delivered to the Agent and each Bank on or before June 15 in each calendar year, commencing June 15, 1998, (i) with respect to any Aircraft that shall at the time be new or not more than one year old, an Officers' Certificate certifying the purchase price thereof, and having attached thereto a schedule of all the Aircraft showing the Appraised Value of each Aviation Unit constituting a portion thereof for that year and the immediately prior year and (ii) with respect to any Aircraft that shall at the time be more than one year old, a written opinion of the Independent Appraiser, dated as of a date after April 30 of that year and addressed to the Agent and each Bank, specifying the "purchase price" (as referred to in and determined in accordance with clause (ii) of the definition of "Appraised Value" set forth herein) of such Aircraft as of such date. The written opinion referred to in clause (ii) of the preceding sentence shall (x) state that the Independent Appraiser has, on or after April 30 of that year, made such a physical inspection, if any, of each single-wing aircraft or other Aviation Unit covered by said written opinion as he deems necessary or appropriate for the purposes of such opinion; (y) indicate, for each such single-wing aircraft or other Aviation Unit, (aa) the make and model, manufacturer's serial number and the United States registration number thereof, (bb) the month and year of purchase thereof by the Company, (cc) the original purchase price thereof and (dd) the "purchase price" thereof referred to in and determined in accordance with clause (ii) of the definition of "Appraised Value" set forth herein; and (z) otherwise be satisfactory in form and substance to the Agent and each Bank. In the event that, after receiving any such annual written opinion of the Independent Appraiser, any Bank shall deliver to the Company and the Agent a written request for a new written opinion and a written statement of the reasons for its objection to the annual opinion, the Company shall cause the Independent Appraiser to deliver to the Agent, with a copy to each Bank, within 30 days after the receipt by the Company of such written request, a new written opinion, dated as of a date within such 30-day period,  with respect to the matters referred to  in  clause
(ii) of the first sentence of this Subsection 9.03(a); provided, however, that, if the Company shall not, within 45 days after the delivery to the Agent and the Banks of any annual written opinion, have received a written request for a new written opinion pursuant to the preceding sentence, the Agent and the Banks shall be deemed to have permitted the Company to use such annual written opinion as the basis for determining the "Appraised Value" of Aircraft for purposes of this Agreement, including, without limitation, as the basis for complying with its obligations under Subsection 9.03(b). In the event any Bank shall request a new written opinion pursuant to the preceding sentence, the Agent and the Banks shall be deemed to have permitted the Company to use the most recent annual written opinion delivered by the Independent Appraiser as the basis for determining the "Appraised Value" of Aircraft for purposes
of   this  Agreement  until  such  new  written  opinion  is
delivered.

          (b) Subject to Section 8.16, the event that for any reason, other than the occurrence of an Event of Loss, the aggregate outstanding principal amounts of the Revolving Credit Loans shall, at any time, exceed the lesser of $5,000,000 and the Borrowing Base as shown on the most recently delivered Borrowing Base Certificate, then, the Company may, in lieu of the mandatory prepayment required pursuant to Subsection 3.02(b), take all the actions described in Subsection 9.02(a)(ii) for the purpose and with the effect of subjecting to the Security Interest one or more Aviation Units (provided, however, that any such Aviation Units must be acceptable to the Agent and the Creditors) having an aggregate Appraised Value in an amount which, when added to the aggregate Appraised Value of the
Aircraft then subject to the Security Interest, 80% of the amount of Eligible Receivables and 50% of the amount of Eligible Parts (valued at the lower of average cost or market), would cause the Company to be in compliance with the provisions of Section 8.16; provided, however, notwithstanding the time periods set forth in Subsection 9.02(a)(ii), any action taken by the Company pursuant to this Subsection 9.03(b) must be taken within 3 Business Days of the date upon which the Company or any Bank determines that the Company is not in compliance with Section 8.16.

     9.4 Protection of Purchasers. No purchaser of property purporting to be released under this Agreement shall be bound to ascertain the authority of the Agent and the Creditors to execute any documents effecting such release, or to inquire as to any facts required by the provisions of this Agreement to exist as a condition to the proper exercise of such authority.

     9.5    Other  Additions  to  Collateral;  Releases   of
Collateral

          (a) Other Additions to Collateral. Within 30 days after purchasing any Aviation Unit that the Company desires or is required by Subsection 2.03(b) to include in the calculation of the Borrowing Base, the Company will grant a first priority security interest in such Aviation Unit to the Agent for the ratable benefit of the Creditors to secure the Company's obligations hereunder and under any other documents executed in connection herewith or contemplated hereby, whereupon such Aviation Unit shall constitute a portion of the Collateral subject to the Security Interest. Without limitation on the foregoing, within 30 days after the purchase of such Aviation Unit, the Company shall take Appropriate Actions.

          (b) Releases of Collateral. (i) If the Company determines that it is in the best interest of the Company to transfer ownership of one or more Aviation Units that comprise a portion of the Aircraft or exchange one or more Aviation Units that comprise a portion of the Aircraft for one or more other Aviation Units, then upon the delivery of an Officers' Certificate stating the United States registration number of the Aviation Unit to be transferred or exchanged and the date (which shall not be less than 14 nor more than 90 days from the date of such Officers' Certificate) that the Company intends to consummate such transaction, the Company may request that the Agent, on behalf of the Creditors, release from the Security Interest the Aircraft to be transferred or exchanged and the Agent, on behalf of the Creditors, within a reasonable time after such request and in any event on or before the date on which the Company consummates such transaction, shall execute all documents (including all appropriate termination statements and releases) required to effect such release, provided that
(A) (I) the Company shall provide the Aviation Unit to be received by it in any such exchange for inclusion in the Security Interest pursuant to Subsection 9.05(b)(ii), and the sum of the Appraised Value of said Aviation Unit, as reflected on a certificate of an Independent Appraiser, in form and substance acceptable to the Agent, plus the amount of any cash to be received by the Company as additional consideration for the Aviation Unit being transferred, shall be greater than or equal to the Appraised Value, as reflected on a certificate of an Independent Appraiser, in form and substance acceptable to the Agent, of the Aviation Unit to be released, and the Company shall pay to the Agent for the ratable benefit of the Banks all proceeds, if any, from such sale, net of direct expenses of, and taxes payable upon or occasioned by, such sale, to be applied to the principal installments due under the Loans according to the terms and conditions of Subsection 3.02(c), or (II) in the event the Company is selling one or more Aircraft, the Company shall pay to the Agent for the ratable benefit of the Banks the proceeds of such sale, net of direct expenses of, and taxes payable upon or occasioned by, such sale to be applied to the principal installments due under the Loans according to the terms and conditions of Subsection 3.02(c), and (B) no Default or Event of Default has occurred and is continuing or would result from the release of the Aircraft to be transferred or exchanged by the Company, and the Company shall have delivered to the Agent an Officers' Certificate to such effect in the form of Exhibit E to this Agreement.

               (ii)  For each Aviation Unit that the Company
          desires or is required to include in the Security Interest as a substitute for an Aviation Unit to be released pursuant to Subsection 9.05(b)(i), the Company shall, upon its acquisition thereof, grant a first priority security interest in such Aviation Unit to the Agent for the ratable benefit of the Creditors to secure the Company's obligations hereunder and under any other documents executed in connection herewith or contemplated hereby, whereupon such Aviation Unit shall constitute a portion of the Collateral subject to the Security Interest. Without limitation on the foregoing, within 30 days after the earlier of the Company's acquiring the Aviation Unit to be subjected to the Security
          Interest or the Agent's release of the Aircraft pursuant to Subsection 9.05(b)(i), the Company shall take Appropriate Actions.

               (iii) The Agent shall be absolutely entitled to rely on the Officers' Certificates and certificates of Independent Appraisers and opinions of counsel referred to in the definition of "Appropriate Actions" and (b) for the veracity of each of the statements made therein absent actual knowledge to the contrary on the part of the officer of the Agent executing the documents relating to such release or addition. The Agent shall not be required to investigate or verify any statement made in such Officers' Certificates and certificates of Independent Appraisers and opinions of counsel and any investigation that the Agent shall elect to undertake shall not affect its ability to rely on such Officers' Certificates and Certificates of Independent Appraisers and opinions of counsel.

               (iv)  As long as there is no Default or Event
          of Default, each of the Creditors hereby authorizes the Agent to execute and deliver (and, where appropriate, as determined by the Agent in its sole and independent discretion, to authorize others to execute and deliver on its behalf) on behalf of the Creditors, all documents required to effect the release of the Aviation Unit and the addition of one or more substitute Aviation Units received by the Company, if any, under the Security Interest.

               (v) At no one time shall there be more than one (1) Aircraft that is the subject of a release from the Security Interest unless all requirements set forth in this Subsection 9.05(b) with respect thereto and with respect to the Aviation Units to be subjected to the Security Interest in place thereof have been satisfied.

10.  EVENTS OF DEFAULT AND REMEDIES.

     10.1 Events of Default.  The following shall constitute
Events of Default hereunder:

          (a) The Company shall fail to pay or prepay any principal of or interest on any Note when due or any commitment fee, additional fee, expense, compensation or reimbursement or any other amount payable by the Company hereunder, or under any Security Document when due
(including, without limitation, any payment required by Subsection 3.02(b) or Section 7.14), and such failure in either case, shall continue for three (3) days after the date such payment or prepayment is due; or

          (b) The Company or any Subsidiary shall fail to pay any Indebtedness for Money Borrowed in excess of $100,000 in principal amount (other than Indebtedness for Money Borrowed evidenced by the Notes) owing by the Company or such Subsidiary, as the case may be, or any interest or premium thereon, when due (whether by scheduled maturity, mandatory prepayment, acceleration, demand or otherwise) and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Indebtedness for Money Borrowed if the effect of such failure is to permit the holder of such Indebtedness for Money Borrowed to declare such Indebtedness for Money Borrowed due prior to its stated maturity; or any other condition shall exist or event occur permitting any Indebtedness for Money Borrowed (other than Indebtedness for Money Borrowed evidenced by the Notes) owing by the Company or any Subsidiary to become or be declared due prior to its stated maturity; or

          (c) Any material representation or warranty made by the Company herein or in any Security Document or in any writing furnished in connection with this Agreement or any Security Document shall be false in any material respect when made; or

          (d) The Company violates any covenant, agreement or condition contained in Section 7.03, 7.06, 7.07, 7.09, 7.10, 7.11 (first paragraph), 7.12 (first sentence),
Article  8 (except Section 8.16), Section 9.02 or Subsection
9.03(b); or

          (e)  [intentionally omitted]; or

          (f) The Company violates any other covenant, agreement or condition contained herein, or any covenant, agreement or condition contained in any Security Document and such violation shall not have been remedied within 30 days; or

          (g) The Company or any Subsidiary makes an assignment for the benefit of creditors; or

          (h) The Company or any Subsidiary applies to any tribunal for the appointment of a trustee or receiver or custodian of any substantial part of the assets of the Company or any Subsidiary, or commences any proceedings relating to the Company or any Subsidiary under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or other liquidation law of any jurisdiction; or

          (i) Any such application is filed, or any such proceedings are commenced, against the Company or any Subsidiary, and the Company or such Subsidiary indicates its approval, consent or acquiescence, or an order is entered appointing a trustee or receiver or custodian, or adjudicating the Company or any Subsidiary bankrupt or insolvent, or approving the petition in any such proceedings, and such order remains in effect for 60 days; or

          (j)   Any  order  is  entered  in  any  proceeding
against   the  Company  or  any  Subsidiary  decreeing   the
dissolution or split-up of the Company or such Subsidiary, and such order remains in effect for 60 days; or

          (k) Final judgment for the payment of money in excess of $100,000 shall be rendered against the Company or any Subsidiary and the same shall remain undischarged for a period of 30 days during which execution shall not be effectively stayed by the posting of an appeal bond or otherwise; or

          (l)   (i)  the  Company, any  Subsidiary,  or  any
agents or representatives of either the Company or any Subsidiary shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) which can be expected to result in a material liability to the Company; (ii) any material "accumulated funding deficiency" (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, shall exist with respect to any PBGC Plan or Multiple Employer Plan, if in the reasonable judgment of the Majority Banks, such accumulated funding deficiency would give rise to a material liability of the Company; (iii) the Company, any Subsidiary or any ERISA Affiliate shall apply for or be granted a funding waiver under Section 302 of ERISA or Section 412 of the Code, which waiver or request for waiver is for a material amount; (iv) a Reportable Event (other than a Reportable Event not subject to the provision for thirty-day notice to the PBGC under applicable PBGC regulations) shall occur with respect to any PBGC Plan or Multiple Employer Plan, which Reportable Event is, in the reasonable opinion of the Majority Banks, likely to result in the termination of such PBGC Plan or Multiple Employer Plan for purposes of Title IV of ERISA and to give rise to a material liability of the Company or any Subsidiary; (v) proceedings shall commence to have a trustee appointed or a trustee shall be appointed to terminate or administer a PBGC Plan or a Multiple Employer Plan which proceeding is, in the opinion of the Majority Banks, likely to result in the termination of such PBGC Plan or Multiple Employer Plan and to give rise to a material liability of the Company or any Subsidiary with respect to such termination; (vi) a notice of intent to terminate a PBGC Plan or Multiple Employer Plan under
Section 4041(c) is filed with the PBGC if such termination would give rise to a material liability of the Company, any Subsidiary or any ERISA Affiliate; (vii) any Multiemployer
Plan is in reorganization or is insolvent and the circumstances are such that, in the opinion of the Majority Banks, there could be a material liability incurred by or imposed upon the Company, any Subsidiary or any ERISA Affiliate; (viii) there is a complete or partial withdrawal from a Multiemployer Plan under circumstances which, in the opinion of the Majority Banks, would likely subject the Company, any Subsidiary or any ERISA Affiliate to material liability; or (ix) any event or condition described in (i) through (viii) above (determined without regard to whether the event or condition taken alone would or could result in a material liability) shall occur or exist with respect to a PBGC Plan, a Multiple Employer Plan or a Multiemployer Plan which individually or in combination with one or more of any events described in clauses (i) through (viii) above (determined without regard to whether the event or condition taken alone would or could result in a material liability), if any, in the opinion of the Majority Banks would likely, subject the Company, any Subsidiary or any ERISA Affiliate to any material tax, penalty or other liability; provided that for the purposes of this Subsection 10.01(l), an obligation or liability shall be considered material if it equals or exceeds $500,000; or

          (m) If at any time Samaritan shall fail to continue all existing policies of insurance (or comparable insurance) in full force and effect covering the Business and naming the Company, the Banks and the Agent as additional insureds thereunder and the Company fails to obtain or is unable to obtain comparable insurance at comparable cost; or

          (n) If at any time a default or event of default shall exist under the PHI Loan Agreement; or

          (o) The Company at any time revokes or attempts to revoke its appointment of Agent as its attorney-in-fact under Section 9 of the Security Agreement.

     10.2 Acceleration of Maturity. Upon (a) the occurrence of any Event of Default described in Subsection 10.01(g), 10.01(h), 10.01(i) or 10.01(j) with respect to the Company, the unpaid principal amount of and accrued interest on the Notes and the Loans shall automatically become immediately due and payable, together with all other amounts payable under this Agreement or any Security Document, and the obligation of each Bank to make Loans shall automatically terminate, without presentment, demand, protest or further notice (including, without limitation, notice of acceleration and notice of intent to accelerate) of any kind, all of which are hereby expressly waived by the Company and (b) the occurrence of any other Event of Default, the Agent shall at the request, and may with the consent, of the Majority Banks, by notice to the Company,
(i) declare the obligation of each Bank to make Loans to be terminated whereupon the same shall forthwith terminate, and
(ii) declare the unpaid principal amount of and accrued and unpaid interest on the Notes and the Loans, together with all other amounts payable under this Agreement or any Security Document, to be forthwith due and payable, whereupon the principal amount of and accrued and unpaid interest on the Notes and the Loans, and all such other amounts, shall become and be forthwith due and payable, without presentment, demand, protest or further notice (including, without limitation, notice of acceleration and notice of intent to accelerate) of any kind, all of which are hereby expressly waived by the Company. Upon the occurrence of any such Event of Default and the acceleration of the unpaid principal amount of and accrued and unpaid interest on the Notes and the Loans and all other amounts due hereunder and under the Security Documents, the Agent shall at the request, and may with the consent, of the Majority Banks, proceed to protect and enforce the rights of the Creditors either by suit in equity or by action at law or both, whether for the specific performance of any covenant or agreement contained in this Agreement or in any Security Document or in aid of the exercise of any power granted in this Agreement or in any Security Document; or may proceed to enforce the payment of the indebtedness outstanding under the Notes, hereunder and under or secured by the Security Documents and interest thereon in the manner set forth therein; it being intended that no remedy conferred herein or in any other Security Document shall be exclusive but shall be in addition to every other remedy given hereunder and under the Security Documents or now or hereafter existing at law or in equity or by statute or otherwise.

     10.3 Right of Set-off. Upon (a) the occurrence and during the continuance of any Event of Default and (b) either automatic acceleration of the Notes pursuant to clause (a) of Section 10.02 or the making of the request or the granting of the consent required by clause (b) of
Section 10.02 to declare the Notes due and payable pursuant to the provisions of Section 10.02, each Bank is hereby authorized, to the extent permitted by applicable law, at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company), to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness (whether or not then due and payable) at any time owing by such Bank to or for the credit or the account of the Company, against any and all of the obligations of the Company now or hereafter existing under this Agreement, the Notes, or any of the Security Documents, irrespective of whether or not such Bank shall have made any demand for satisfaction of such obligations and although such obligations may be unmatured or portions thereof may be owing to Banks other than the Banks effecting such set-off and application. Each Bank agrees to notify the Company and the Agent promptly after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Bank under this
Section 10.03 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Bank may have hereunder, under any of the other Security Documents or under any applicable law.

     10.4 Sharing of Payments, Etc. If at any time, whether before or after the occurrence of an Event of Default, any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) of principal, interest or Commitment Fees on account of the Notes held by it in excess of its Ratable Share of such payments, such Bank shall purchase from the other Banks such participations in the Notes held by them as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them, provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase from each Bank shall be rescinded and such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of the amount of such Bank's required repayment to the total amount so recovered from the purchasing Bank) of any interest or Commitment Fee paid or payable by the purchasing Bank in respect of the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 10.04 may exercise all its rights of payment (including the right of set-off) with respect to such participation, at any time, as fully as if such Bank were the direct creditor of the Company in the amount of such participation.

     10.5 Application of Proceeds of Collateral. (a) All moneys received by the Agent as a result of the enforcement of the rights and remedies of the Agent or the Creditors pursuant to the Security Documents and otherwise in respect of the Collateral shall be distributed by the Agent on the dates fixed by the Agent (individually a "Distribution Date" and collectively, the "Distribution Dates") as follows:

     FIRST: to the Agent in payment of the amount of any and all unreimbursed expenses of the Agent, including, without limitation, the fees and disbursements of its counsel and of any agents and experts employed by the Agent, incurred by the Agent prior to the relevant Distribution Date in connection with (w) the administration of this Agreement and the Security Documents, (x) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon any assets of the Company pursuant to the Security Documents (y) the exercise or enforcement of any of the rights of the Agent hereunder or under the Security Documents or (z) the failure by the Company to perform or observe any of the provisions of this Agreement or any Security Document;

     SECOND: to the Banks in an amount equal to the sum of the unpaid principal of and interest on the Notes and, in the event such moneys shall be insufficient to pay in full such amounts, then to the payment thereof ratably to each Creditor in the same proportion which (x) the sum of aggregate unpaid principal of and interest on the Notes held by such Bank bears to (y) the sum of the aggregate unpaid principal of and interest on the Notes on the relevant Distribution Date (all such prepayments to be applied by each Creditor first to the payment of accrued and unpaid interest, if any, owing by the Company to such Creditor, then to the payment of principal on the Notes);

     THIRD: to the Creditors in an amount equal to the sum of unpaid commitment and agent's fees payable under this Agreement (collectively the "Fees"), whether matured or unmatured, and, in the event such moneys shall be insufficient to pay in full such amount, then to the payment thereof ratably to each Creditor in the same proportion which the aggregate amount of Fees due to such Creditor bears to the aggregate unpaid Fees due to all the Creditors on the relevant Distribution Date;

     FOURTH: to the Banks in an amount equal to all other amounts due under this Agreement and the Security Documents (collectively the "Other Amounts"), and in the event such moneys shall be insufficient to pay in full such amount, then to the payment thereof ratably to each Creditor in the same proportion which the aggregate amount of Other Amounts due such Creditor to the aggregate unpaid Other Amounts due to all the Creditors on the relevant Distribution Date; and

     FIFTH: any surplus then remaining shall be paid to the Company, or to its successors and assigns, or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

          (b)    The  term "unpaid" as used in this  Section
10.05 shall mean all obligations outstanding as of a Distribution Date as to which prior distributions have not been made, after giving effect to any adjustments which are made pursuant to Section 10.04 and of which the Agent shall have been notified.

11.  THE AGENT.

     11.1 Appointment of Agent; Authority. Each of the Creditors irrevocably appoints and authorizes the Agent to act on its behalf under this Agreement and under the Security Documents, and to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. As to
(i) any action which is discretionary with the Agent under the provisions hereof or of the Notes or the Security Documents or (ii) any action not expressly required of the Agent by this Agreement, the Notes and the Security Documents (including, without limitation, enforcement or collection of the Notes), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of all of the Creditors, and such instructions shall be binding upon all Creditors and all holders of Notes; provided, however, that the Agent shall not be required to take any action which, in the reasonable opinion of the Agent, either exposes the Agent to personal liability or is contrary to this Agreement, any Note, any Security Document or applicable law.

     11.2 INDEMNIFICATION OF AGENT. The Agent shall not be required to take any action hereunder or to prosecute or defend any suit in respect of this Agreement, the Notes or the Security Documents, unless indemnified to its satisfaction by the Creditors against loss, cost, liability and expense. If any indemnity furnished to the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given. In addition EACH OF THE CREDITORS AGREES TO INDEMNIFY the Agent, its officers, directors, employees, attorneys and agents (each an "Indemnified Party") (to the extent not reimbursed by the Company), ratably according to such Creditor's pro rata interest in the Secured Obligations (as defined in the Security Agreement), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against such Indemnified Party in any way relating to or arising out of this Agreement, the
Security Documents, or the Notes, or any of them, or any action taken or omitted by such Indemnified Party under this Agreement, the Security Documents or the Notes, or any of them, provided that no Creditor shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Indemnified Party's gross negligence or willful misconduct, provided further, that IT IS THE INTENTION OF THE CREDITORS TO INDEMNIFY EACH INDEMNIFIED PARTY FROM AND AGAINST THE CONSEQUENCES OF ITS
OWN NEGLIGENCE. Without limiting the generality of the foregoing, each Creditor agrees to reimburse each
Indemnified Party promptly upon demand for its pro rata percentage of any out-of-pocket expenses (including counsel fees) incurred by such Indemnified Party in connection with the preparation, execution, administration or enforcement of, or the preservation of any rights hereunder or under the Notes or the Security Documents to the extent such Indemnified Party is not reimbursed by the Company.

          The payment obligations and indemnities contained in this Section 11.02 shall survive the payment or sale or transfer of the Notes and the termination of this Agreement
(i) with respect to all events, facts, conditions or other circumstances occurring or existing prior to such sale, transfer or termination, and (ii) with respect to all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, charges, expenses and disbursements, whenever the same shall be imposed, incurred or asserted (whether before or after such sale, transfer, resignation, removal or termination), arising out of the events, facts, conditions or other circumstances referred to in the first paragraph of this Section 11.02. The aforesaid payment obligations and indemnities are made expressly for the benefit of, and shall be enforceable by, any Indemnified Party.

     11.3 LIABILITY OF AGENT. NEITHER THE AGENT NOR ANY OTHER INDEMNIFIED PARTY SHALL BE LIABLE FOR ANY ACTION TAKEN OR OMITTED BY IT OR THEM HEREUNDER, OR IN CONNECTION HEREWITH, (i) with the consent or at the request of the Creditors, or (ii) in the absence of its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Agent: (i) may treat the payee of any Note as the holder thereof until the Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Agent; (ii) may consult with legal counsel (including counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Creditor and shall not be responsible to any Creditor for any statements, warranties or representations made in or in connection with this Agreement, any Security Document or any Note; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance or any of the terms, covenants or conditions of this Agreement, the Security Documents or any Note, or to inspect the property (including the books and records) of the Company or any Subsidiary; (v) shall not be deemed to have notice of any Default or Event of Default absent actual knowledge thereof by a Responsible Officer of the Agent; (vi) shall not be responsible to any Creditor for the due execution, legality, validity, enforceability or genuineness of this Agreement, any Security Document or any Note, or any other instrument or document furnished pursuant thereto; and (vii) shall incur no liability under or in respect of the Agreement, any Security Document or any Note by acting upon any notice or consent (whether oral or written and whether by telephone, telegram, cable, telex or facsimile), certificate or other instrument or writing (which may be by telegram, cable, telex or facsimile) believed by it to be genuine and communicated, signed or sent by the proper person or persons.

     11.4 Independent Credit Decision. Each Creditor agrees that it has relied solely upon its independent review of the financial statements of the Company and all other representations and warranties made by the Company herein or otherwise in making the credit decisions preliminary to entering into this Agreement and agrees that it will continue to rely solely upon its independent review of the facts and circumstances of the Company in making future decisions with respect to this Agreement and the Borrowings. Each Bank agrees that it has not relied and will not rely upon the Agent or any other Creditor respecting the ability of the Company to perform its obligations pursuant to this Agreement, the Notes or any Security Document.

     11.5 Agent and Affiliates; Multiple Capacities. With respect to its Commitment, the Loans made by it and the Notes payable to it, NationsBank shall have the same rights and powers under this Agreement, the Security Documents and the Notes as any other Bank and may exercise the same as though it were not the Agent; and the term "Bank" or "Banks" shall, unless otherwise expressly indicated, include NationsBank in its individual capacity. NationsBank and its affiliates may accept deposits from, lend money to, act as trustee under indentures of and generally engage in any kind of business with, the Company, any of the Subsidiaries and any person or entity who may do business with or own securities of any of them or of their subsidiaries, all as if NationsBank were not the Agent and without any duty to account therefor to the Creditors. No exercise or failure to exercise by NationsBank of any of its discretionary powers, rights or remedies in one capacity shall constitute, or be deemed to constitute, a breach of any duty of loyalty, fiduciary duty or other duty which NationsBank has, or may have, in any other capacity. If at any time any other Bank shall serve as Agent, the foregoing provisions of this
Section 11.05 shall apply to such Bank mutatis mutandis.

     11.6 Successor Agent. The Agent or any successor or successors hereunder may at any time, by giving 30 days' prior written notice to the Company and the Creditors, resign and be discharged of the responsibilities under this Agreement, the Security Documents and the Notes, such resignation to become effective upon the earlier of
(i) 30 days from the date of such notice or (ii) the appointment of a successor agent, and the approval of such successor agent by the Majority Banks and the Company (which consent of the Company will not be unreasonably withheld). The Agent may be removed at any time and a successor agent appointed, with the consent of the Company (which consent shall not be unreasonably withheld), by the affirmative vote of all of the Banks (other than the Agent); provided that the Agent so removed shall be entitled to its fees and expenses to the date of removal. If no successor agent shall be appointed and accepted within 30 days from the date of the giving of the aforesaid notice of resignation or within 30 days from the date of such removal, the Bank that is an original party to this Agreement (excluding the Agent that has resigned or been removed) having the largest Ratable Share shall become the Agent. Any such successor agent shall immediately and without further act be superseded by any successor agent appointed by the Banks as above provided. Upon the acceptance of any appointment as Agent under this Agreement by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent. After any retiring Agent's resignation or removal as Agent under this Agreement, the Security Documents and the Notes, the provisions of this
Article 11 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement, the Security Documents and the Notes.

12.  MISCELLANEOUS.

     12.1 No Waiver; Remedies. No failure or delay on the part of the Agent or any Creditor in exercising any power or right hereunder or under the Notes or any Security Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The remedies herein are cumulative and not exclusive of any remedies provided by law.

     12.2 Amendments, Etc. Except for amendments to the Security Documents to effect the addition or release of certain Collateral pursuant to Sections 9.02, 9.03, or 9.05, no modification or waiver of any provision of this Agreement, any of the Security Documents or the Notes and no consent to the departure by the Company therefrom shall in any event be effective unless the same shall be in writing and signed by the Majority Banks, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by the Agent in addition to the Majority Banks, affect the rights or duties of the Agent hereunder or under any Security Document. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances.

     12.3 Duty With Respect to Collateral. The duty of the Agent and any Creditor with respect to the Collateral shall be solely to use reasonable care in the custody and preservation of Collateral in its possession, and neither the Agent nor any Creditor shall be required to take any steps to preserve rights against prior parties.

     12.4 Performance of Company's Covenants. If the Company shall fail to perform or cause to be performed any of the covenants contained in Subsections 7.06(b)-(h), 7.09,
7.10 and 7.11, any Bank may, but shall be under no obligation to, advance sums to perform the same on its behalf; and sums so advanced by such Bank shall be repaid by the Company on demand and shall bear interest at the rate of the lesser of the Highest Lawful Rate or the Prime Rate plus 3% per annum until paid, and shall be secured hereby, having the benefit of the Security Interest. No such advance shall be deemed to relieve the Company from any default under this Agreement.

     12.5 INDEMNITIES.  Any provision hereof to the contrary
notwithstanding,   and  whether  or  not  the   transactions
contemplated by this Agreement shall be consummated:

          (a) The Company agrees to pay on demand (i) all reasonable costs and expenses of the Agent and the Creditors paid to third parties in connection with the preparation, execution, delivery and administration of this Agreement, the Notes and the Security Documents, and also in connection with any future amendment or supplement to or waiver or release with respect to (whether or not given) any of the foregoing (including, without limitation, the reasonable fees and out-of-pocket expenses of Baker & Botts, L.L.P., special counsel for the Agent and the Banks, and any local counsel for the Agent and the Banks), and (ii) all reasonable costs and expenses of the Agent and the Creditors (including reasonable counsel fees and expenses), if any, in connection with the enforcement of, and preservation of any rights under this Agreement, the Notes and the Security Documents.

          (b) THE COMPANY HEREBY ASSUMES LIABILITY FOR, AND AGREES TO INDEMNIFY, PROTECT, SAVE AND KEEP HARMLESS the Agent and each Creditor and their respective successors and assigns and any of their respective officers, directors, employees, attorneys and agents, and any of them (hereinafter for purposes hereof called an "Indemnified Credit Party"), from and against, any and all liabilities, obligations, losses, damages, penalties, claims, causes of action, suits, demands, judgments, costs, charges, expenses and disbursements (including legal fees and expenses), of whatsoever kind and nature (hereinafter for the purposes hereof collectively called "Expenses"), imposed on, asserted against or incurred or suffered by any Indemnified Credit Party and in any way relating to or arising out of this Agreement, any of the Security Documents or the construction, manufacture, installation, purchase, acceptance, non-acceptance, rejection, ownership, delivery, non-delivery, possession, use, occupancy, transportation, operation, insurance, condition, safety, return, sale, exchange or other disposition of or in respect of the Collateral or any portion thereof or interest therein, including latent and other defects, whether or not discoverable by the Company or any Indemnified Credit Party, any claim for patent, trademark or copyright infringement, any claim arising under the strict liability doctrine in tort or any claim arising from (a) injury to persons or property growing out of or in connection with the ownership or use of the Collateral, or any portion thereof or interest therein, or resulting from the condition or safety thereof or (b) violation or breach by the Company of any representation, warranty, covenant, agreement or condition contained in this Agreement or any of the Security Documents or of conditions, agreements, laws, regulations, requirements and rules affecting or relating to the Collateral, or any portion thereof or interest therein; provided, however, that the Company shall not be required to indemnify any Indemnified Credit Party against Expenses incurred by an Indemnified Credit Party attributable to its gross negligence or willful misconduct; provided, further, THAT IT IS THE INTENT OF THE PARTIES HERETO THAT THE COMPANY INDEMNIFY EACH INDEMNIFIED CREDIT PARTY AGAINST EXPENSES INCURRED BY AN INDEMNIFIED CREDIT PARTY ATTRIBUTABLE TO THE CONSEQUENCES OF ITS OWN NEGLIGENCE, WHETHER SOLE, CONCURRENT, CONTRIBUTORY OR OTHERWISE. If the Company shall have knowledge of any Expense hereby indemnified against, it will give prompt written notice thereof to every Indemnified Credit Party concerned. All amounts payable by the Company under this Subsection 12.05(b) shall be paid directly to the Indemnified Credit Party or Parties entitled to indemnification. The Company shall be obligated under this Subsection 12.05(b) as primary obligor whether or not any Indemnified Credit Party shall also be indemnified with respect to the same matter under any other agreement by any other person, and any Indemnified Credit Party seeking to enforce the indemnification by the Company may proceed directly against the Company under this Subsection 12.05(b) without first resorting to any such other rights of indemnification. If any action, suit or proceeding shall be brought against any Indemnified Credit Party in connection with any claim indemnified against under this
Subsection 12.05(b), the Company may (and, upon such Indemnified Credit Party's request, will), at the Company's own cost and expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended, by counsel selected by the Company and approved by such Indemnified Credit Party, and, in the event of any failure by the Company to do so, the Company will pay all costs and expenses (including legal fees and expenses) incurred by such Indemnified Credit Party in connection with such action, suit or proceeding. In the event that the Company shall be required to make any payment under this Subsection 12.05(b), the amount payable (and which the Company hereby covenants to pay) shall be an amount which, after deduction of all taxes required to be paid by the particular Indemnified Credit Party in respect of the receipt thereof under the laws of the United States of America or of any political subdivision thereof (after giving credit for any savings in respect of any such taxes by reason of deductions, credits or allowances in respect of the payment of the expense indemnified against, and of any such taxes), shall be equal to the amount of such payment. Upon the payment in full by the Company of any indemnities under this Subsection 12.05(b), the Company shall be subrogated to any right of such Indemnified Credit Party in respect of the matter against which indemnity shall have been given. Thereafter, and so long as no Default or Event of Default has occurred and is continuing, any payment received by any Indemnified Credit Party from any person (except the Company) as a result of any matter with respect to which such Indemnified Credit Party has been indemnified by the Company under this Subsection 12.05(b) shall be paid over to the Company to the extent necessary to reimburse the Company for indemnification payments previously made.

          Without limiting the generality of the foregoing, THE COMPANY HEREBY ASSUMES LIABILITY FOR, AND AGREES TO INDEMNIFY, PROTECT, SAVE AND KEEP HARMLESS each Indemnified Credit Party from and against, any and all liabilities, obligations, losses, damages, penalties, claims, causes of action, suits, demands, judgments, costs, charges, expenses and disbursements (including legal fees and expenses), which any of the Indemnified Credit Parties may sustain or incur by reason of or arising out of any and all claims or proceedings (whether brought by a private party, governmental authority, or otherwise) for bodily injury, property damage, abatement, remediation, environmental damage, or impairment or any other injury or damage resulting from or relating to any Hazardous Materials located upon, migrating into, from, or through or otherwise relating to any property of the Company or any Subsidiary (whether or not the release of such Hazardous Materials was caused by the Company, any Subsidiary, a tenant, or subtenant of the Company or any Subsidiary, a prior owner, a tenant or subtenant of any prior owner or any other party and whether or not the alleged liability is attributable to the handling, storage, generation, transportation, or disposal of any Hazardous Materials or the mere presence of any Hazardous Materials on such property; provided that the Company shall not be liable to the Indemnified Credit Parties where the release of such Hazardous Materials occurs at any time after which the Company or any Subsidiary has ceased to own such property), which any Indemnified Credit Party may incur due to the making of Loans or the Commitments hereunder, the exercise of any of its rights under this Agreement, the Notes, the Security Documents, or otherwise, provided that no Indemnified Credit Party shall be entitled to the benefits of this paragraph to the extent its own gross negligence or willful misconduct contributed to its loss, provided, further, THAT IT IS THE INTENT OF THE PARTIES HERETO THAT THE COMPANY INDEMNIFY EACH INDEMNIFIED CREDIT PARTY FROM AND AGAINST THE CONSEQUENCES OF SUCH INDEMNIFIED CREDIT PARTY'S OWN NEGLIGENCE, WHETHER SOLE, CONCURRENT, CONTRIBUTORY OR OTHERWISE. If any action, suit or proceeding shall be brought against any Indemnified Credit Party in connection with any claim indemnified against under this paragraph of this Subsection 12.05(b), the Company may (and, upon such Indemnified Credit Party's request, will), at the Company's own cost and expense, resist and defend such action, suit or proceeding, or cause the same to be resisted and defended, by counsel selected by the Company and approved by such Indemnified Credit Party, and, in the event of any failure by the Company to do so, the Company will pay all costs and expenses (including legal fees and expenses) incurred by such Indemnified Credit Party in connection with such action, suit or proceeding. Upon the payment in full by the Company of any indemnities under this Subsection 12.05(b), the Company shall be subrogated to any right of such Indemnified Credit Party in respect of the matter against which indemnity shall have been given. Thereafter, and so long as no Default or Event of Default has occurred and is continuing, any payment received by any Indemnified Credit Party from any person (except the Company) as a result of any matter with respect to which such Indemnified Credit Party has been indemnified by the Company under this Subsection 12.05(b) shall be paid over to the Company to the extent necessary to reimburse the Company for indemnification payments previously made.

          (c) The payment obligations and indemnities contained in this Section 12.05 shall survive the payment or sale or transfer of the Notes and the termination of this Agreement with respect to all events, facts, conditions or other circumstances occurring or existing prior to such sale, transfer or termination, and with respect to all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, charges, expenses and disbursements, whenever the same shall be imposed, incurred or asserted (whether before or after such sale, transfer, resignation, removal or termination), arising out of the events, facts, conditions or other circumstances referred to in clause (i) of this Subsection 12.05(c). The aforesaid payment obligations and indemnities are made expressly for the benefit of, and shall be enforceable by, any Indemnified Credit Party.

     12.6 Notices. Notices and other communications provided for herein shall be in writing (including telegraphic, telex, cable or facsimile communication) and shall be delivered, mailed, telegraphed, telexed or cabled addressed as follows:

          (a)  If to the Company, to it at:

               Mr. John H. Untereker
               c/o Petroleum Helicopters, Inc.
               113 Borman Drive
               Municipal Airport
               Lafayette, LA  70508
               Telecopy:  (504) 828-8333

          (b)  If to the Agent or NationsBank, to it at:

               901 Main Street, Suite 6700
               Dallas, Texas 75202
               Attention:  Mr. Thomas Blake
               Telecopy No.: (214) 508-0980

          (c)  If to Whitney, to it at:

               228 St. Charles
               New Orleans, Louisiana 70130
               Attention:  Mr. Harry Stahel
               Telecopy No.: (504) 599-3073

          (d)  If to FNBC, to it at:

               201 St. Charles, 28th Floor
               New Orleans, Louisiana 70170
               Attention:  Mr. J. Charles Freel, Jr.
               Telecopy No.: 504-623-1316

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (a) when deposited in the United States mail, when sent by registered or certified mail, return receipt requested, and with proper postage prepaid; (b) when sent (after receipt of confirmation or answer back), if sent by telecopy, telex or other similar facsimile transmission; (c) when deposited with a reputable overnight courier with all charges prepaid; or (d) when delivered, if hand-delivered by messenger; and in each case addressed to such party as provided in this Section 12.06 or in accordance with the latest unrevoked direction from such party, except for Notices of Borrowing, Notices of Election and notices of prepayment of Loans hereunder, each of which shall be deemed to have been given only when actually received by the Agent.

     12.7 Binding Effect. This Agreement shall become effective when it shall have been executed by the Company, the Agent and the Banks, and thereafter shall be binding upon and inure to the benefit of the Company, the Agent and each Creditor and their respective successors and assigns, except that the Company shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Creditors and that the undertaking of the Banks to make the Loans to the Company shall not inure to the benefit of any successor or assign of the Company.

     12.8 Interest. No provision of this Agreement or of the Notes, any Security Document or any other instrument is intended or shall be construed to require or permit the payment or collection of interest at a rate that exceeds the Highest Lawful Rate (and, to the extent that the Highest Lawful Rate is at any time determined by Texas law, such rate shall be the "weekly ceiling" described in Section
303.301 of the Texas Finance Code, as amended; provided, however, to the extent permitted by such Article, the Banks from time to time by notice through the Agent to the Company may revise the aforesaid election of such interest rate ceiling as such ceiling affects the then current or future balances of the Borrowings outstanding under the Notes). Accordingly, if the maturity of the Notes is accelerated for any reason, or in the event of voluntary prepayment of all or any portion of the Notes by the Company, or in any other event, earned interest for any Bank on each Borrowing may never exceed the Highest Lawful Rate, computed from the Borrowing Date of each such Borrowing until payment, and any unearned interest otherwise payable under any Note which is in excess of the Highest Lawful Rate shall be canceled automatically as of the date of such acceleration or prepayment or other such event and (if theretofore paid) shall, at the option of the holder of such Note, be either refunded to the Company or credited on the principal of such Note. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, the Company and the Banks shall, to the maximum extent permitted by applicable law, (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, and (b) amortize, prorate, allocate and spread, in equal parts during the period of the full stated term of the borrowing in question, all interest at any time contracted for, charged, received or reserved in connection with such Borrowing.

     12.9 Survival of Representations and Warranties. All representations, warranties and covenants contained herein or made in writing by the Company in connection herewith shall survive the execution and delivery of this Agreement and of the Notes, and will bind and inure to the benefit of the respective successors and assigns of the parties hereto, whether so expressed or not.

     12.10 Severability. Should any clause, sentence, paragraph, subsection or section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and the parties hereto agree that the part or parts of this Agreement so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom and the remainder will have the same force and effectiveness as if such part or parts had never been included herein.

     12.11 Descriptive Headings. The section headings in this Agreement have been inserted for convenience only and shall be given no substantive meaning or significance whatever in construing the terms and provisions of this Agreement.

     12.12 Counterparts. This Agreement may be executed in several counterparts, and by the parties hereto on separate counterparts. When counterparts executed by all the parties shall have been delivered to the Agent, this Agreement shall become effective, and at such time the Agent shall notify the Company and each Creditor. Each counterpart, when so executed and delivered, shall constitute an original instrument, and all such separate counterparts shall constitute but one and the same instrument.

     12.13 GOVERNING LAW. THIS AGREEMENT AND THE NOTES SHALL BE INTERPRETED AND GOVERNED BY, AND THE RIGHTS, OBLIGATIONS AND LIABILITIES OF THE PARTIES HERETO AND THERETO SHALL BE DETERMINED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS AND APPLICABLE FEDERAL LAW. Without limitation of the foregoing, nothing in this Agreement or in the Notes shall be deemed to constitute a waiver of any rights which any Bank may have under applicable federal legislation relating to the rate of interest which such Bank may contract for, take, reserve, receive or charge in respect of any borrowing. Chapter 346 of the Texas Finance Code, as amended (relating to revolving loan and revolving triparty accounts), shall not apply to this Agreement or the Notes hereunder or the transactions contemplated hereby.

          THIS  WRITTEN  "LOAN  AGREEMENT"  (AS  DEFINED  IN
SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AS IN EFFECT ON THE EFFECTIVE DATE AND AS THE SAME MAY THEREAFTER BE AMENDED AT ANY TIME AND FROM TIME TO TIME), TOGETHER WITH THE NOTES, THE LETTER AGREEMENT AND THE SECURITY DOCUMENTS, REPRESENTS THE FINAL AGREEMENT BETWEEN THE COMPANY, THE BANKS AND THE AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF SAID PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SAID PARTIES.


[Remainder of Page Intentionally Left Blank; Signature  Page
Follows.]
          IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.


                              AIR EVAC SERVICES, INC.



                              By:
                              Name:
                              Title:


                              NATIONSBANK OF TEXAS, N.A.,
                              individually and as Agent



                              By:
                              Name:
                              Title:


                              WHITNEY NATIONAL BANK



                              By:
                              Name:
                              Title:


                              FIRST NATIONAL BANK OF COMMERCE



                              By:
                              Name:
                              Title: